MASTER DISPOSITION AND DEVELOPMENT AGREEMENT


                                 by and between


                        SOUTH TAHOE REDEVELOPMENT AGENCY

                          THE CITY OF SOUTH LAKE TAHOE

                                       and

                 AMERICAN SKIING COMPANY RESORT PROPERTIES, INC.
                         HEAVENLY RESORT PROPERTIES, LLC
                       HEAVENLY VALLEY LIMITED PARTNERSHIP
                         TRANS-SIERRA INVESTMENTS, INC.

                                       and

                              CECIL'S MARKET, INC.

                         TABLE OF CONTENTS

                                                                            Page

ARTICLE 1.DEFINITIONS AND EXHIBITS............................................3
         1.01 Definitions.....................................................3
         1.02 Exhibits........................................................10

ARTICLE 2.CONDITIONS PRECEDENT TO AGENCY ISSUANCE OF BANS AND PARKING REVENUE
        BONDS.................................................................11
         2.01 Conditions Precedent to Agency Performance......................11
         2.02 Issuance of BANS................................................13
         2.03 Conditions Precedent to the Agency Issuance of Parking Garage
              Revenue Bonds...................................................13

ARTICLE 3.CONDITIONS PRECEDENT TO AGENCY ACQUISITION..........................16
         3.01 Conditions Precedent to Agency Acquisition......................16

ARTICLE 4.AGENCY ACQUISITION ACTIVITIES.......................................18
         4.01 Agency Offers to Purchase.......................................18
         4.02 Condemnation of Properties......................................18
         4.03 Acknowledgement of Agency and City Discretion...................19
         4.04 Eminent Domain Actions; Orders for Possession...................19
         4.05 TAUs, Sewer Units and CFA.......................................19

ARTICLE 5.AGENCY CONDITIONS PRECEDENT TO DISPOSITION OF PROPERTY TO DEVELOPER.19
         5.01 Conditions Precedent to Transfer of Phase 1 Development Site to
              Developers......................................................19
         5.02 Conditions Precedent to Transfer of Phase 2 Development Site to
              Developers......................................................21

ARTICLE 6.DEVELOPERS' CONDITIONS PRECEDENT TO TRANSFER OF DEVELOPMENT SITE....23
         6.01 Conditions Precedent to Transfer of Phase 1 Property to
              Developers......................................................23
         6.02 Conditions Precedent to Transfer of Phase 2 Development Site to
              Developers......................................................26

ARTICLE 7.DISPOSITION OF PROPERTY.............................................29
         7.01 Sale of Property................................................29
         7.02 Consideration...................................................29
         7.03 Orders of Possession............................................30
         7.04 Closing Condition...............................................30
         7.05 Closing Event...................................................30
         7.06 Condition of Title..............................................30
         7.07 Condition of the Property.......................................31
         7.08 Real Estate Commissions.........................................31
         7.09 Transfer of Units of Use........................................32

ARTICLE 8.CONSTRUCTION........................................................32
         8.01 Commencement of Construction....................................32
         8.02 Completion of Construction......................................33
         8.03 Construction Pursuant to Plans..................................33
         8.04 Compliance with Applicable Law..................................33
         8.05 Non-Discrimination During Construction; Equal Opportunity.......34
         8.06 Preference for Local Labor......................................34
         8.07 Supplies and Materials..........................................35
         8.08 Certificate of Completion.......................................35
         8.09 Progress Reports................................................35
         8.10 Entry by the Agency.............................................35
         8.11 Taxes...........................................................36
         8.12 Insurance Requirements..........................................36
         8.13 Hazardous Materials.............................................38
         8.14 Non-Discrimination..............................................39
         8.15 Mitigation Monitoring Plan......................................39
         8.16 Use of Paul Kennedy Steakhouse Site.............................39
         8.17 Right of Entry for Parking Garage Site..........................40
         8.18 Public Art Plan.................................................40

ARTICLE 9.CONSTRUCTION OF THE PUBLIC IMPROVEMENTS.............................40
         9.01 Construction of the Public Improvements.........................40
         9.02 Progress Reports................................................41
         9.03 Mitigation Monitoring Plan......................................41
         9.04 Right to Access to Site.........................................41
         9.05 Mello-Roos District.............................................41
         9.06 Hazardous Materials.............................................43

ARTICLE 10.OBLIGATIONS WHICH CONTINUE THROUGH AND BEYOND THE COMPLETION OF
           CONSTRUCTION.......................................................45
         10.01 Maintenance....................................................45
         10.02 Childcare Obligations..........................................46
         10.03 Mechanics' Liens...............................................46
         10.04 Developers to Indemnify Agency.................................46
         10.05 Agency To Indemnify Developers.................................47
         10.06 Non-Discrimination.............................................47
         10.07 Mandatory Language in All Subsequent Deeds Leases and
               Contracts......................................................47
         10.08 Employment Opportunity.........................................48
         10.09 Owner Participation............................................48
         10.10 Lift Ticket Sales Within City..................................48
         10.11 Marketing of Quarter Share Intervals...........................49
         10.12 Compliance with Permits........................................49
         10.13 EIR/EIS Reimbursement by Agency................................49
         10.14 Parking Garage Operations......................................49
         10.15 Continuing Disclosure..........................................49

         10.16 Ice Rink Operations............................................49
         10.17 Retail Operations..............................................49
         10.18 Agency Use of BANS Proceeds, Parking Garage Revenue Bond Proceeds
               and Mello-Roos Bond Proceeds...................................49

ARTICLE 11.ASSIGNMENTS AND TRANSFERS..........................................49
         11.01 Definitions....................................................49
         11.02 Purpose of Restrictions on Transfer............................50
         11.03 Prohibited Transfers...........................................51
         11.04 Permitted Transfers............................................51
         11.05 Effectuation of Certain Permitted Transfers....................51
         11.06 Other Transfers with Agency Consent............................52

ARTICLE 12.REMEDIES...........................................................52
         12.01 Application of Remedies........................................52
         12.02 Consensual Termination.........................................52
         12.03 Effect of Consensual Termination...............................53
         12.04 Agency and City Performance....................................53
         12.05 Developer Performance..........................................53
         12.06 Right of Reverter..............................................55
         12.07 Survival.......................................................56
         12.08 Modification of Terms and Conditions and Extensions of Time....56
         12.09 Scope of Termination Rights....................................57

ARTICLE 13.SECURITY FINANCING AND RIGHTS OF HOLDERS...........................57
         13.01 No Encumbrances Except for Development Purposes................57
         13.02 Holder Not Obligated to Construct..............................57
         13.03 Notice of Default and Right to Cure............................58
         13.04 Failure of Holder to Complete Improvements.....................58
         13.05 Right of Agency to Cure........................................59
         13.06 Right of Agency to Satisfy Other Liens.........................59
         13.07 Additional Mortgagee Protections...............................59

ARTICLE 14.REPRESENTATIONS AND WARRANTIES.....................................59
         14.01 Representations and Warranties of Developers...................60
         14.02 Representations and Warranties of Agency.......................60

ARTICLE 15.GENERAL PROVISIONS.................................................61
         15.01 Notices Demands and Communications.............................61
         15.02 Non-Liability of Officials Employees and Agents................63
         15.03 Time of the Essence............................................63
         15.04 Inspection of Books and Records................................63
         15.05 Title of Parts and Sections....................................63
         15.06 Applicable Law.................................................63
         15.07 Severability...................................................63
         15.08 Legal Actions..................................................63

         15.09 Binding Upon Successors; Covenants to Run with Land............63
         15.10 Parties Not Co-Venturers.......................................63
         15.11 Provisions Not Merged With Grant Deed..........................63
         15.12 Entire Understanding of the Parties............................64
         15.13 Approvals......................................................64
         15.14 Amendments.....................................................64
         15.15 Force Majeure..................................................64
         15.16 Estoppel Certificates..........................................64
         15.17 Multiple Originals Counterparts................................64


Exhibit A.........Financial Plan
Exhibit B.........Gondola Right-of-Way Legal Description
Exhibit C.........Draft Tentative  Subdivision Map
Exhibit D.........Project  Executive Summary
Exhibit E.........Scope   of   Development
Exhibit F.........Site   Plan
Exhibit G.........Schedule of Performance
Exhibit H.........Form of Grant Deed
Exhibit I.........Environmental Assessment Reports and Natural Hazard Disclosure
Exhibit J.........Motel Room Retirement Schedule
Exhibit K.........Mello-Roos Rate and Method
Exhibit L.........Sources and Uses   CFA

                  MASTER DISPOSITION AND DEVELOPMENT AGREEMENT

         This Master Disposition and Development Agreement is entered into as of this _____ day of _________________________ 1999, by and among the South Tahoe
Redevelopment Agency, a public body, corporate and politic ("Agency"), the City of South Lake Tahoe, a municipal corporation ("City") and American Skiing Company Resort Properties, Inc., a Maine corporation ("ASCRP"), Heavenly Resort Properties, LLC, a Nevada limited liability company ("Heavenly Resort Properties"), Heavenly Valley, Limited Partnership, a Delaware limited partnership ("Heavenly Valley"), Trans-Sierra Investments, a Nevada Corporation ("TSI"), and Cecil's Market, Inc., a California corporation ("Cecil's Market"), (collectively, ASCRP, Heavenly Resort Properties, Heavenly Valley, TSI and Cecil's Market, Inc. shall be referred to as the "Developers").

                                    RECITALS

(a) All initially capitalized terms used and not defined in this Agreement shall have the meaning ascribed to them in Article 1.

(b) The Agency is responsible for the implementation of the Redevelopment Plan for the South Lake Tahoe Redevelopment Project No. 1 adopted by the City Council on June 28, 1988 pursuant to ordinance number 746, as amended by ordinance number 854 adopted by the City Council on December 6, 1994 and as further amended by ordinance number 905 adopted by the City Council on July 20, 1999.

(c) The Redevelopment Plan calls for the development of visitor serving facilities on the Development Site, including the development of certain infrastructure improvements necessary for the development of the Development Site.

(d) The Agency and the Developers have entered into a Memorandum of Understanding dated November, 1991 whereby the Agency and the Developers agreed in good faith to negotiate the terms and conditions of Disposition and Development Agreement providing for the development of the Development Site in a manner consistent with the Redevelopment Plan.

(e) The Developers and the Agency have proposed the development on the Development Site of the Project. The Project will be developed in two phases in accordance with this Agreement. The portions of Phase 1 to be developed by the Developers will consist of the Grand Summit Hotel and the Grand Summit Resort Hotel Annex to be developed by Heavenly Resort Properties; the Gondola and Gondola Park to be developed by Heavenly Valley, a public ice rink to be developed by TSI, and a public parking structure, the Park Avenue detention basin, the improvement of Van Sickle Street to a public street, the realignment of Park Avenue including the relocation of all utilities and the construction of streetscape therein, and the construction of a right turn lane between Pioneer Trail and Park Avenue all of which are to be developed by the Agency and the City. Phase 2 will consist of the development of a quarter-share condominium hotel resort development at the Lake Tahoe Inn site to be developed by ASCRP, Cecil's Market to be developed by Cecil's Market, Inc. and the construction of the Intermodal Transit Facility, and appropriate streetscape all of which will be developed by the Agency and the City. As part of the Grand Summit Hotel, certain visitor serving amenities will be developed including a cinema and retail space. The Agency has received approval from the California

         Transportation Commission for the receipt of Proposition 116 funds for the development of the Intermodal Transit Center.

(f) The City of South Lake Tahoe City Council has certified the EIR/EIS for the Project on June 25, 1996 and issued Special Use Permit NO. 96-49.

(g) The Tahoe Regional Planning Agency certified the EIR/EIS as complete and adequate and issued its permit for the Project.

(h) Tahoe Regional Planning Agency has prepared an Environmental Assessment for the Gondola, which Environmental Assessment has been accepted by TRPA and TRPA has issued its permit for the Gondola.

(i) The City and the Agency have prepared an Addendum to the EIR/EIS to reflect insubstantial changes to the Project since certification of the EIR/EIS. The EIR/EIS with the Addendum have served as the Agency's environmental documentation pursuant to the California Environmental Quality Act ("CEQA") for consideration and approval of this Agreement and the development of the Project contemplated herein. The physical development contemplated by this Agreement is within the scope of the program evaluated in the EIR/EIS and none of the events requiring a subsequent or supplemental EIR pursuant to CEQA have occurred with respect to the EIR/EIS and the Project contemplated by this Agreement.

(j) The Agency selected the Developers to develop the Project based on the Developers' experience and qualifications and in accordance with the Agency Rule for Owner Participation. The Agency has determined that the Developers have the necessary experience, skill and ability to carry out the commitments contained in this Agreement.

(k) Heavenly Resort Properties has applied to the California Department of Real Estate for a preliminary public report approving acceptance of reservations to purchase quarter-share interest in the Grand Summit Hotel, and pursuant to this preliminary public report, Heavenly Resort Properties has begun accepting deposits for reservations to purchase quarter-share interests in the Grand Summit Hotel. Heavenly Resort Properties acknowledges that the acceptance of reservations to purchase in the Grand Summit Hotel is being done solely by Heavenly Resort Properties and the Agency has not approved or consented to the presale of units in the Grand Summit Hotel and the presale of units in the Grand Summit Hotel shall in no way obligate the Agency to acquire any property required by the Developers for the development of the Grand Summit Hotel.

         NOW, THEREFORE, in consideration of the covenants and conditions contained herein, the Agency and the Developers hereby agree as follows:

                       ARTICLE 1. DEFINITIONS AND EXHIBITS

         Definitions. When used in this Agreement, the following terms shall have the meanings set forth below:


         " Agency" means the South Tahoe Redevelopment Agency, a public body, corporate and politic.

         "Agreement" means this Master Disposition and Development Agreement.

         (a)"Approved Plans" means the approved elevations, plans and sections of the project, dated September 15, 1996, as amended from time to time.

         (d) "ASC Affiliates" means American Skiing Company, a _______________ Corporation and any affiliate or subsidiary of American Skiing Company that is now or at some time in the future becomes a guarantor of those certain Series A and Series B 12% Senior Subordinated Notes Due 2006 issued by American Skiing Company.

         (b)"Association"   means  that   certain   Quarter   Ownership   owners
association to be formed with respect to the Grand Summit Hotel component of the Park Avenue Project.

         "Bankruptcy/Dissolution Event" means any of the following events:

         (1) Any Developer shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of the Developer or of all or a substantial part of the property of the Developer,
(ii) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), or (iii) file a petition with respect to itself seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts;

         (2) A proceeding or case shall be commenced without the application or consent of the Developers as the case may be, in any court of competent jurisdiction, seeking the liquidation, reorganization, dissolution, winding-up or the composition or adjustment of debts of the Developer, (ii) the appointment of a trustee, receiver, custodian or liquidator of the Developer or of all or any substantial part of the assets of the Developer, or (iii) similar relief in respect of the Developer under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts; provided, however, that it shall not be a Bankruptcy/Dissolution Event under this subparagraph if the case or proceeding is dismissed by an order of a court of competent jurisdiction filed within 60 days of the commencement of the case or proceeding; provided further that it shall not be a Bankruptcy/Dissolution Event under this subparagraph if the appointment of a trustee, receiver, custodian or liquidator shall be vacated by the filing of an order of a court of competent jurisdiction no later than 60 days after such appointment.

         For the purposes of this Agreement, a Bankruptcy/Dissolution Event shall be deemed dismissed only if (i) the petition is dismissed by order of a court of competent jurisdiction and no further rights exist from such order, and
(ii) the Developer or Developers, as the case may be, notifies the Agency that such a dismissal has occurred.

         (g) "BANS" means those certain Series A Bond Anticipation Notes described in the financial plan to be issued by STJPFA, the proceeds of which are to be used in whole or in part to finance certain Phase 1 and Phase 2 Development site acquisition costs, and the Phase 1 and Phase 2 Public Improvements.

         (h) "BANS Proceeds" means the proceeds (net of closing costs and fees and amounts required to fund a reserve and a capitalized interest account) from the sale of the BANS.


         (i) "CEQA" means the California Environmental Quality Act

         (j) "CFA" means square footage of improvements previously used as commercial real estate which is allocated to the Project and new square footage allocated to the Project by the Community Plan and the Special Projects allocation awarded by TRPA pursuant to Chapter 33 of TRPA's Code of Ordinances and commercial square footage transferred to the Project by TSI.

         (k) "City" means the City of South Lake Tahoe, a municipal corporation.

         (l)"Close of Escrow" is the date Agency conveys the land acquired by Agency to the Developers for each phase of the Project.

         (m)"Community Plan" means that certain Stateline/Ski Run Community Plan adopted by TRPA on March 23, 1994, and by the City on May 3, 1994.

         (n) "Developers" means each of American Skiing Company Resort Properties, a Maine Corporation, Heavenly Resort Properties, LLC, a Nevada limited liability company, Heavenly Valley Limited Partnership, a Delaware limited partnership, Trans-Sierra Investments, a Nevada corporation, and Cecil's Market Inc., a California corporation.

         (o) "Development Site" means the 17 acres bounded by Embassy Suites Hotel to the north, Van Sickle Road to the east, Park Avenue to the south, and Highway 50 to the west.

         (p) "Draft Tentative Subdivision Plan" means that August 19, 1999, preliminary subdivision plan prepared by Turner and Associates, designating the following preliminary parcels:

         Project Component                                        Parcel No.

         Cecil's Market                                                1
         Intermodal Transit Center                                   2, 12

         Lake Tahoe Inn                                                4
         Grand Summit Hotel                                            5
         Ice Rink                                                      6
         Cinema                                                        7
         Public Parking Structure                                     10
         Grand Summit Annex                                          8, 9
         Public Circulation Parcels                                  3, 12
         Gondola Park                                                 13
         Cresent V                                                    14

         The Draft Tentative Subdivision Map will be amended to provide that Parcel No. 4 will extend underground under Parcel 2 and that Parcel 2 will only be a surface parcel, and to provide that the loading dock area now included in Parcel 10 will be included in Parcel 9.

         (q) "Drainage Basin Property" means that property upon which the Agency intends to construct, or cause to be constructed, the Drainage Basins.

         (r) "Drainage Basins" means those certain drainage basins to be constructed adjacent to Park Avenue, upon land currently occupied by the Stateline Lodge, Park Avenue Motel, La Bella Motel, Meadowood Lodge and a residential four-plex.

         (s) "EIR/EIS" means that certain EIR/EIS prepared for the Project and certified by the City on June 25, 1996, and approved by the TRPA on June 26, 1996

         (t) "Escrow" means the escrow to be established with the Escrow Holder for the conveyance of the Phase 1 and Phase 2 Development Sites to the Developers.

         (u) "Escrow Holder" means First American Title Company.

         (v) "Excess Revenues" means any TOT or tax increment revenues in excess of those projected in the Financial Plan which are received by Agency from the Project and which the Agency does not require to make debt service payments on any bonds or BANS issued by the Agency in accordance with the Agreement or prior to the date of this Agreement; and is not required to fund the Agency's obligations pursuant to this Agreement, all as further described in the Financial Plan.

         (w) "Final Construction Plans" means those drawings and other documents that fix and describe the size and character of the project as to the architectural, structural, mechanical and electrical systems, materials and interior and exterior finishes.

         (x) "Financial Plan" means the Financial Plan attached hereto as Exhibit A.

         (y) "General Contractor" means the general contractor or general contractors selected by the Developers to construct the Project.

         (z) "Gondola Right-of-Way" means a sixty-foot right-of-way commencing at the Gondola base station and terminating approximately 13,500 feet to the southeast, as generally described in Exhibit B, and shall include any easements necessary for access to the gondola and rights of entry or temporary construction easements necessary to facilitate the construction of the Gondola.

         (aa) "Grand Summit Annex" means that portion of the Grant Summit Resort Hotel and commercial space adjacent to the Parking Garage, including 38,000 square feet of CFA as more particularly described in the Approved Plans.

         "Grand Summit Hotel" means the quarter ownership hotel to be constructed by Heavenly Resort Properties. The Grand Summit Hotel site was previously known as the Park Plaza Resort. The Grand Summit Hotel site includes approximately 72,000 square feet of CFA.

         (cc) "Holder" means the holder of any mortgage, deed of trust or other security instrument approved by the Agency pursuant to Section 2.01(f).

         (dd) "Intermodal Transit Facility" means the 4,610 square foot transit facility to be developed by the Agency using Proposition 116 funds.

         (ee) "Lahontan" means the California Regional Water Quality Control BoardLahontan Region.

         (ff) "Lake Tahoe Inn Site" means the property located at 4104 Lake Tahoe Boulevard, South Lake Tahoe, California. -------------------

         (gg) "Land Coverage Square Footage" means impervious coverage of land as verified by TRPA.

         (hh) "Lock-Off Unit" means that portion of a Quarter Ownership Unit comprising a 1-bedroom/1-bathroom configuration with separate entry directly from the interior corridor and with one connecting door to the primary unit portion of a Quarter Ownership Unit.

         (ii) "Mello-Roos Bond Proceeds" means the proceeds from the sale of the Mello-Roos Bonds (net of closing costs and fees and amounts required to fund a reserve and a capitalized interest account) which are to be sold as contemplated under the Financial Plan and the Mello-Roos Rate and Method.

         (jj) "Mello-Roos Bonds" means those bonds to be issued by the Agency to be supported by the Mello-Roos Special Tax as set forth in the Financial Plan and the Mello-Roos Rate and Method.

         (kk) "Mello-Roos Special Tax" means an annual Mello-Roos special tax which property owners within the Project shall be obligated to pay on the terms and for the uses set forth in the Financial Plan and the Mello-Roos Rate and Method.

         (ll) "Motel Room Retirement Schedule" means the schedule of retirement of TAUs, residential units and sewer units to be transferred in each Phase of the Development as property is acquired by the Agency as set forth in Exhibit J.

         (mm) "Parcel Map" means that certain parcel map to be prepared by the Developers and recorded in the official records of El Dorado County and which, upon recordation, among other things will merge and reconfigure the Development Site.

         (nn) "Parking Garage" means the 521 space parking garage to be constructed pursuant to Section 2.03 by the Agency or the Developers as part of Phase 1.

         (oo) "Parking Garage Revenue Bonds" means the revenue bonds to be issued by or caused to be issued by the Agency in an amount sufficient to pay the costs to construct the Parking Garage.

         (pp) "Parking Garage Revenue Bond Proceeds" means the proceeds of the Parking Garage Revenue Bonds (net of closing costs and fees and amounts required to fund a reserve and a capitalized interest account).

         (qq) "Parking Management Agreement" means the agreement to be entered into by and among the Agency, the City, ASCRP, Heavenly Resort Properties, Heavenly Valley, TSI and Tahoe Crescent Partner governing the management and operations of parking in and around the Development Site. The Parking Management Agreement will govern management and maintenance of the parking facilities, including restrictions on parking, if any.

          (rr) "Paul Kennedy Steakhouse Site" means that certain property located at 4118 Lake Tahoe Boulevard, South Lake Tahoe, California.

         (ss) "Permit Conditions" means those certain conditions to the approval of the Project set forth in the Use Permit and the Project Permit.

         (tt) "Phase" means a certain phase of development of the Project (which is currently contemplated to be developed in two phases).

         (uu)"Phase 1" means the Phase 1 Public Improvements, the Parking Garage, construction of the Gondola and Gondola park, the Grand Summit Hotel, including retail space, and the Grand Summit Annex, including the multi-plex cinema and the ice rink.

         (vv) "Phase 1 Development Site" means the land to be assembled by Agency and conveyed to Developers pursuant to Section 7.01 for construction of the Phase 1 Project components as indicated in Exhibit J.

         (ww) "Phase 1 Public Improvements" means the portions of the Project to be constructed by the Agency and the City as part of Phase 1, which include the realignment of Park Avenue and the relocation of utilities located under Park

Avenue, the construction of a right turn lane between Pioneer Trail and Park Avenue, the reconstruction of Van Sickle Avenue, the Drainage Basins, improvements to Fern Avenue to create a cul-de-sac, and appropriate streetscape improvements to serve Phase 1.

         (xx) "Phase 2" means the Project elements to be constructed subsequent to the construction of Phase 1. These components consist of the Phase 2 Public Improvements, Cecil's Market, and the Lake Tahoe Inn.

         (yy) "Phase 2 Development Site" means the land to be assembled by Agency and conveyed to Developers pursuant to Section 7.01 for construction of the Phase 2 Project components as indicated in Exhibit J.

         (zz) "Phase 2 Public Improvements" means the portions of the Project to be constructed by the Agency and the City as part of Phase 2, which include the Intermodal Transit Center, the SEZ Restoration and Transit Lane, and appropriate streetscape improvements.

         (aaa) "Plans and Specifications" means all plans and specifications for the Project submitted by the Developers and approved by the City and/or TRPA, as applicable.

         (bbb) "Plaza Maintenance Agreement" means the agreement to be entered into by and among the Agency, the City, TSI, ASCRP, Heavenly Resort Properties and Heavenly Valley, Cecil's Market, Inc., governing the operation, maintenance, security, and uses, including the type of vendors allowed in the public plazas located on the Development Site.

         (ccc) "Project" means that certain project to be developed as generally described in the Executive Summary attached hereto as Exhibit D.

         (ddd) "Project Documents" means the TRPA Code of Ordinances (including, but not limited to, Amended Chapter 20 and Amended Chapter 22 thereof), the EIR/EIS, the Community Plan, the 1996 EIR/EIS certified for the Project, the Project Permit, the Use Permit and any other document affecting the development of the Project which contains conditions to be fulfilled by the Developers, the Agency or the City prior to the construction, occupancy or operation of the Project imposed by the City, TRPA, Lahontan, STPUD, or other governmental agency.

         (eee) "Project Permit" means that certain Permit for the Project granted by TRPA in November, 1996, and reissued on August 25, 1999.

         (ffff) "Public Improvements" means, collectively, the Phase 1 Public Improvements and the Phase 2 Public Improvements.

         (gggg)  "Quarter  Owners"  means the  owners of the  Quarter  Ownership
Units.

         (hhhh)  "Quarter   Ownership  Unit"  means  an  undivided   one-quarter
ownership interest in a residential condominium unit within the Grand Summit Hotel and/or the Lake Tahoe Inn Site.

         (iii) "Reasonable Discretion" means the discretion of the Developers or the Agency exercised in good faith utilizing those standards which would be applied by the Developers or the Agency using prudent business practices under a same or similar circumstance.

         (jjj) "Redevelopment Plan Area" means the linear district stretching along Lake Tahoe Boulevard between Ski Run Boulevard and the California/Nevada state line in the City of South Lake Tahoe, and more particularly described in Figure 1 of the Redevelopment Plan.

         (kkk) "Regional Plan" means the TRPA Regional Plan for the Lake Tahoe Basin (which consists of (i) The Goals and Policies (1986); (ii) The Code of Ordinances (1987); (iii) The Plan Area Statements (1987); and (iv) The Revised Environmental Thresholds (1991)).

         (lll) "Residential Units" means those residential units which are to be transferred to the Developers in place of TAUs under the terms and conditions of this Agreement.

         (mmm) "Scope of Development" means the list of materials for and colors of the exterior finishes (as referenced on the color board contained in the Scope of Development) of the Project (which are consistent with the Approved Plans), which list has been accepted and approved by the Agency and the City. A copy of such list is attached hereto as Exhibit E.

         (nnn) "Schedule of Performance" means the schedule for the performance by the parties of the actions required to take place pursuant to this Agreement attached as Exhibit G.

         (ooo) "Sewer Units" means the sewer units to be acquired by the Agency as part of the acquisition of the Development Site and the Drainage Basin sites and transferred to the Developers.

         (ppp) "Site Plan" means the site plan for the Project, a copy of which is attached hereto as Exhibit F.

         (qqq) "Split Use" means the use of any multi-bedroom unit in the Project Area as two or more separate units with two or more separate keys issued.

         (rrr) "State" means the State of California.

         (sss) "STJPFA" means the South Tahoe Joint Powers Financing Authority.

         (ttt) "STPUD" means the South Tahoe Public Utility District.

         (uuu) "Tahoe Crescent Partners" means the Tahoe Crescent Partners Limited Partnership, beneficial owner of the 17-acre Crescent V Shopping Center site, a component of the Project. Tahoe Crescent Partners is not a party to this Master Disposition and Development Agreement.

         (vvv) "TAU" means Tourist Accommodation Units which must be retired by the Agency in accordance with terms and conditions of this Agreement and the Project Documents.

         (www) "TCP Parcel" means the 17-acre parcel of land the Crescent V Shopping Center is located upon.

         (xxx) "TOT" means the City's Transient Occupancy Tax, which, for the privilege of occupancy in any transient lodging facility within the City, each transient is subject to and which consists of twelve percent (12%) of rent charged on all newly constructed visitor accommodations within any redevelopment project area and those existing properties within any redevelopment project area which undergo substantial renovation, or ten percent (10%) of the rent charged on all other transient lodging facilities within the City.

         (yyy) "TRPA" means the Tahoe Regional Planning Agency.

         (zzz) "TRPA Code of Ordinances" means the Tahoe Regional Planning Agency Code of Ordinances (which is a component of the Regional Plan).

         (aaaa) "TRPA Governing Board" means the Governing Board of the TRPA.

         (bbbb) "Use Permit" means that certain Use Permit of the Project previously issued by the City, SU 96-49.

         Any term not defined in the body of this Agreement shall have the meaning set forth in the Financial Plan.

         Exhibits. The following exhibits are attached to and incorporated into this Agreement:

                  Exhibit A            Financial Plan
                  Exhibit B            Gondola Right-of-Way Description
                  Exhibit C            Draft Tentative Subdivision Map
                  Exhibit D            Project Executive Summary
                  Exhibit E            Scope of Development
                  Exhibit F            Site Plan
                  Exhibit G            Schedule of Performance
                  Exhibit H            Form of Grant Deed
                  Exhibit I            Environmental Assessment Reports
                                       and Natural Hazard Disclosure
                  Exhibit J            Motel Room Retirement Schedule
                  Exhibit K            Mello-Roos Rate and Method
                  Exhibit L            Sources and Uses of Commercial Floor Area

               ARTICLE 2. CONDITIONS PRECEDENT TO AGENCY ISSUANCE
                        OF BANS AND PARKING REVENUE BONDS

         2.01 Conditions Precedent to Agency Performance. As conditions precedent to the Agency's obligation to cause the issuance of the BANS, the conditions set forth in this Section 2.01 must first be met or waived by the Agency by the times specified in the Schedule of Performance or such other date as may be agreed upon by the Parties.

         (a) No Default. There exists no Developer Event of Default as defined in Section 12.05.

          (b) Letter of Credit. ASCRP shall cause to be delivered a letter of credit at least five days prior to the sale of the BANS in a form and in an amount of Five Million Dollars ($5,000,000) meeting the requirements set forth below, or such other form of security satisfactory to the Agency in its sole discretion.

         The letter of credit must meet the following minimum requirements:

          (1) The letter of credit shall be from a nationally recognized bank, savings and loan association, investment bank, retirement fund, insurance company, or other institutional lender with long-term debt rating of A or better from Standard and Poors.

         (2) The letter of credit shall be irrevocable.

          (3) The letter of credit shall provide that the Agency may draw upon the letter of credit to pay costs associated with the acquisition of the Phase 1 Development Site, in the event Heavenly Resort Properties fails to deliver to the Agency performance and payments bonds for the construction of the Grand Summit Hotel and fully executed construction contracts for the Grand Summit Hotel on or before April 28, 2000. In the event Heavenly Resort Properties delivers payment and performance bonds and fully executed construction contracts for the Grand Summit Hotel on or before April 28, 2000 and at the time of such delivery, the amount of the Letter of Credit may be reduced to Three Hundred Thousand Dollars ($300,000). The $300,000 Letter of Credit may be drawn upon by the Agency to pay Development Site acquisition costs, maintenance and holding costs associated with the Agency's ownership of the Phase 2 Development Site, lost tax revenues to the City and the Agency resulting from the removal from the Development Site of the improvements currently on the Development Site and the payment of interest on the BANS in the event ASCRP fails to perform any conditions of this Agreement. The letter of credit may be released completely at such time as Performance and Payment Bonds are posted for the full amount of the construction contract for Phase 2. In the event the Agency draws on the letter of credit because Heavenly Resort Properties fails to deliver a performance and payment bond on or before April 28, 2000 but Heavenly Resort Properties delivers a performance and payment bond on or before September 15, 2000, the Agency shall reimburse Heavenly Resort Properties, or the party posting the letter of credit, the amount drawn down on the letter of credit at the time the Agency conveys the Phase 1 Development Site to the Developers. In the event Heavenly Resort Properties does not deliver performance and payment bonds on or before September 15, 2000, the Agency shall have no obligation to repay any funds drawn on the letter of credit to the party posting the letter of credit and this Agreement shall terminate with respect to Heavenly Resort Properties pursuant to Section
12.05 and the Agency  shall be  entitled  to any  remedies  pursuant  to Section
12.05.

          (c) Approval of Bonds. The City, the Agency and the STJPFA have taken the necessary action to approve the issuance of the BANS.

         (d) Bond Counsel Opinion. The STJPFA has received a bond counsel opinion opining to the tax-exempt nature of the BANS given the intended use of the proceeds, in a form and substance satisfactory to the STJPFA in its sole discretion.

         (e) Other Requirements. The Developers, the Agency, the City and the STJPFA have met all other legal requirements for the issuance of the BANS and the use of proceeds to maintain the tax-exempt nature of the bonds.

         (f) Evidence of Financing. Heavenly Resort Properties, Heavenly Valley, and TSI shall jointly present evidence in a form reasonably satisfactory to the Agency that Heavenly Resort Properties, Heavenly Valley, and TSI have financial commitments and equity sufficient to fund the portions of the Project for which Heavenly Resort Properties, Heavenly Valley, and TSI are responsible. The Agency shall either approve or disapprove Heavenly Resort Properties', Heavenly Valley's, and TSI's evidence of commitment of sufficient funds within ten (10) days of receipt of such evidence; provided, however, if Heavenly Resort Properties, Heavenly Valley, and TSI present to the Agency evidence of sufficient equity or firm commitments for financing from reputable lenders with only such conditions to funding as are typical for the funding source and are commercially reasonable in amounts at least equal to the estimated total cost of construction for each Phase of the Development, the Agency shall approve Heavenly Resort Properties', Heavenly Valley's, and TSI's evidence of financing. If the Agency disapproves Heavenly Resort Properties', Heavenly Valley's, or TSI's evidence of funds, then Heavenly Resort Properties, Heavenly Valley, or TSI, as applicable, shall have fifteen (15) days to submit revised evidence. The periods for submission of evidence, review and approval or disapproval shall continue to apply until evidence of financing has been approved by the Agency for all portions of the Project in each Phase; however, evidence of financing must be approved by the Agency no later than forty-five (45) days following execution of this Agreement, or this Agreement may be terminated by either Party pursuant to Section 12.02.

          (g) Contract to Purchase Gondola Machinery. Heavenly Valley shall provide the Agency with the opportunity to review evidence of its commitment to purchase Gondola machinery, cabins, and lift towers necessary to construct the Gondola portion of the Project. Such evidence shall take the form of a fully executed purchase contract.

          (h) Representation and Warranties. The representations and warranties of the Developers as set forth in Section 14.01 of this Agreement remain true and correct.

          (i) No Litigation Concerning DDA. There is no existing pending litigation, suit, action or proceeding before any court or administrative agency affecting the Developers or any of them or the Development Site that would, if adversely determined, adversely affect the Developers or the Development Site or the Developers' ability to perform their obligations under this Agreement or to develop and operate the Project.

          (j) No Litigation Concerning Bonds. There is no action existing or pending or threatened litigation, suit, action or proceeding before any court or administrative agency affecting the BANS or the STJPFA's ability to issue the BANS.

          (k) Phase 1 Site Acquisition. At least five days prior to the sale of the BANS the Agency shall have executed purchase and sale agreements for portions of the Phase 1 Development Site which have a total purchase price of at least Five Million Dollars ($5,000,000).

          (l) Approval of Disbursement Plan. The Developers and the Agency have agreed on the disbursement plan for the disbursement and use of the BANS Proceeds and Mello-Roos Bond Proceeds.


         (m) No Bankruptcy/Dissolution Event. No Bankruptcy/Dissolution Event shall have occurred with respect to any of the Developers or an ASC Affiliate.

          (n) Execution of the DDA. The Agency shall have received from each of the Developers executed copies of the DDA by no later than October 15, 1999.

          Issuance of BANS.  Upon  satisfaction  of the  conditions set forth in
Section 2.01, the Agency and the City shall cause the STJPFA to issue the BANS in the amounts set forth in the Financial Plan in accordance with the Schedule of Performance.

         Conditions Precedent to the Agency Issuance of Parking Garage Revenue Bonds. As conditions precedent to the Agency's obligations to cause the issuance of the Parking Garage Revenue Bonds, the conditions set forth in this Section
2.03 must first be met or waived by the Agency by the times specified in the Schedule of Performance or such other dates as may be agreed upon by the Parties.

         (a) Retail Space Under Construction. The Grand Summit and the retail space to be constructed as part of the Grand Summit Resort shall be under construction and proceeding in accordance with the Schedule of Performance.

         (b) Parking Study. The Agency shall have received and approved a Parking Study which shows that projected net revenues of the Parking Garage exceed projected maximum annual debt services by a margin of at least 50%.

         (c) Default.  There exists no Developer  Event of Default as defined in
Section 12.05.

          (d) Parking Rate Schedule. The City shall have approved a Parking Rate Schedule which is acceptable to the Developers.

          (e) Approval of Bonds. The City, the Agency and the STJPFA have taken the necessary action to approve the issuance of the Parking Garage Revenue Bonds.

          (f) Bond Counsel Opinion. The STJPFA has received a bond counsel opinion opining to the tax-exempt nature of the Parking Garage Revenue Bonds given the intended use of the proceeds, in a form and substance satisfactory to the STJPFA in its sole discretion.

          (g) Other Requirements. The Developers, the Agency, the City and the STJPFA have met all other legal requirements for the issuance of the Parking Garage Revenue Bonds and the use of proceeds to maintain the tax-exempt nature of the bonds.

          (h) Representation and Warranties. The representations and warranties of the Developers as set forth in Section 14.01 of this Agreement remain true and correct.

          (i) No Litigation Concerning DDA. There is no existing pending litigation, suit, action or proceeding before any court or administrative agency affecting the Developers or any of them or the Development Site that would, if adversely determined, adversely affect the Developers or the Development Site or the Developers' ability to perform their obligations under this Agreement or to develop and operate the Project.

          (j) No Litigation Concerning Bonds. There is no action existing or pending or threatened litigation, suit, action or proceeding before any court or administrative agency affecting the Parking Revenue Bonds or the STJPFA's ability to issue the Parking Revenue Bonds.

          (k) No Bankruptcy/Dissolution Event. No Bankruptcy/Dissolution Event shall have occurred with respect to any of the Developers or ASC Affiliate.

         In the event any of the conditions  precedent set forth in this Section
2.03 are not met and the Agency is unable to cause the issuance of the Parking Garage Revenue Bonds, the Agency shall offer to the Developers the right to buy the Parking Garage Site for development of the Parking Garage. In the event the Developers elect to acquire the Parking Garage Site pursuant to this Section 2.03, Developers shall pay to the Agency the reuse value of the Parking Garage Site assuming its development as a parking garage and the development of the Project. The Agency shall only transfer the Parking Garage Site to the Developers if the Developers demonstrate to the Agency's reasonable satisfaction that they are prepared to construct the Parking Garage and they have sufficient funds available to construct the Parking Garage. If the Developers do not elect to buy the Parking Garage Site within twelve (12) months of the Agency offering it to the Developers, the Agency shall have the option to retain the Parking Garage Site and develop it with the Parking Garage; provided, however, the Agency and the City shall not be required to obtain the Developers' approval of the Parking Rate Schedule.

                         ARTICLE 3. CONDITIONS PRECEDENT
                              TO AGENCY ACQUISITION

          3.01. Conditions Precedent to Agency Acquisition. The following conditions shall be required to be complete prior to the Agency acquiring the Phase 1 Development Site and the Phase 2 Development Site:

          (a) Sale of Bonds. The Agency shall have sold the BANS and received BANS Proceeds as projected in the Financial Plan.

          (b)Agency Appraisals. Within the time specified in the Schedule of Performance, the Agency shall cause to be completed an appraisal for each of the properties in the Phase 1 Development Site and the Phase 2 Development Site to be acquired by the Agency, including any goodwill and fixtures and equipment appraisals, if required in the judgement of the Agency.

          (c) Financial Plan. Attached as Exhibit A to this Agreement is a Financial Plan which sets forth a general cost breakdown for the construction of the Project, including the portions to be developed by the Agency, a sources and uses for all funds to be expended on costs associated with the development of the Project and a schedule of uses for the BANS Proceeds. Execution of this Agreement by the Developers and the Agency shall be deemed approved by all parties of the Financial Plan. Neither party may amend the Financial Plan without the consent of the other party in writing. Subject to the terms of this Agreement, each party shall be responsible for ensuring the completion of those activities necessary for the implementation of the Financial Plan set forth in the Financial Plan as an obligation of any Party.

          (d) Lake Tahoe Inn Development Site. In addition to the above conditions precedent to the Agency acquisition of the Phase 2 Property, ASCRP shall provide to the Agency, at least ninety (90) days prior to the date on which the Developer gives the Agency a notice of intent to construct Phase 2 pursuant to Section 3.01(e), a development plan for the Lake Tahoe Inn Site which at a minimum shall provide the number of tourist accommodation units projected to be constructed on the Lake Tahoe Inn Site, the type of TAUs to be constructed, the amount of meeting space included in the development, the operator of the resort and financial information on the rental rates for the TAUs, the sales prices for any multiple ownership units, and such other information as is necessary for the Agency to determine the revenue generation capacity of the proposed development. The Agency shall approve or disapprove the development plan for the Lake Tahoe Inn within thirty (30) days of receipt of the development plan. The Agency shall approve the development plan if the development plan provides for the development of 325 units to be sold as quarter share interests, and the financial information presented by ASCRP, or at the Agency's discretion, financial information and projections generated by the Agency's consultants, demonstrate that the revenue generating capacity of the development plan is equal to the Phase 2 revenue projections as set forth in the Financing Plan, the number of TAUs required to be transferred by the Agency is not greater than 409, the development design component conforms to the Agency and City design guidelines and is consistent with the Phase 1 design elements, there is at least 9,000 square feet of meeting space within the development (the 9,000 square feet of meeting space may include meeting space elsewhere on the Development Site, including meeting space at the Gondola top station), and the operation plan for the resort is consistent with a four star resort. The Agency will not approve the development plan for the Lake Tahoe Inn Development Site if the plan proposes operating the development as a Grand Summit Resort. If the Agency disapproves the development plan, the Agency shall notify ASCRP of the reasons for such disapproval in writing. ASCRP shall have thirty (30) days from receipt of the Agency disapproval to resubmit a revised development plan. In the event ASCRP proposes to sell any of the units at the site as single ownership units, ASCRP shall consult with the Agency regarding whether such a sale will trigger the Agency's housing production requirements pursuant to Health and Safety Code Section 33413. In the event the sale of single ownership units triggers the housing production requirement ASCRP will be required to make an in-lieu payment to the Agency in an amount to be determined by the Agency to assist the Agency in meeting its housing production requirement.

          (e) Phase 2 Acquisitions. The Agency shall not begin acquisition of the Phase 2 Development Site until such time as ASCRP has provided the Agency with a notice in writing of its intent to construct Phase 2. ASCRP must give a notice of intent to construct Phase 2 no later than September 1, 2001; provided, however, if ASCRP desires to begin construction of Phase 2 during the year 2001 building season, ASCRP must give the Agency a notice of intent to build Phase 2 no later than September 1, 2000. If ASCRP fails to give the Agency a notice of intent to build on or before September 1, 2001, the Agency may terminate this Agreement pursuant to Section 12.05 and exercise any remedies the Agency may have pursuant to Article 12, unless on or before September 1, 2001, ASCRP delivers to the Agency a letter of credit meeting all of the requirements set forth in Section 2.01(b)(1) and (2) in the amount of One Million Six Hundred Sixty-Three Thousand Dollars ($1,663,000). The letter of credit may be drawn on by the Agency to cover costs associated with Phase 2 Site Acquisition at any time after the Letter of Credit is posted.

          (f) Evidence of Financing. At the time ASCRP provides the Agency with a notice of its intent to construct Phase 2, ASCRP and Cecil's Market, Inc. shall also present evidence in a form reasonably satisfactory to the Agency that ASCRP and Cecil's Market, Inc. have financial commitments and equity sufficient to fund the portions of the Project for which ASCRP and Cecil's Market, Inc. are responsible. The Agency shall either approve or disapprove ASCRP's and Cecil's Market, Inc.' evidence of sufficient funds within ten (10) days of receipt of such evidence; provided, however, if ASCRP and Cecil's Market, Inc. present to the Agency evidence of sufficient equity or firm commitments for financing from reputable lenders with only such conditions to funding as are typical for the funding source and are commercially reasonable in amounts at least equal to the estimated total cost of construction of Phase 2, the Agency shall approve ASCRP's and Cecil's Market, Inc.' evidence of financing. If the Agency disapproves ASCRP's or Cecil's Market, Inc.' evidence of funds, ASCRP or Cecil's Market, Inc., as applicable, shall have fifteen (15) days to submit revised evidence. The periods of submission of evidence, review and approval or disapproval shall continue to apply until evidence of financing has been approved by the Agency for all portions of Phase 2; however, evidence of financing must be approved by the Agency no later than forty-five (45) days following submission of the original evidence of financing pursuant to this Section, or this Agreement may be terminated pursuant to Section 12.02.


                    ARTICLE 4. AGENCY ACQUISITION ACTIVITIES

          4.01 Agency Offers to Purchase. Provided the preconditions in Sections
2.01 and 3.01 have been met and subject to the provisions of this Article 4, the Agency shall, in accordance with the provisions of Government Code Sections 7267 through 7267.9, make offers to purchase the Phase 1 Development Site and the Phase 2 Development Site in accordance with the terms and conditions set forth in the Schedule of Performance. Provided the preconditions in Sections 2.01 and
3.01 have been met and subject to the provisions of this Article 4, the City shall, in accordance with the provisions of Government Code Sections 7267 through 7267.9, make offers to purchase the property required for the Drainage Basins in accordance with the times set forth in the Schedule of Performance. Prior to making the initial offer for any property in the Phase 1 Development Site or the Phase 2 Development Site, the Agency, in consultation with the Developers, shall prepare an acquisition budget estimating the costs for the purchase of each of the parcels in the Phase 1 Development Site or the Phase 2 Development Site, as applicable, including any relocation expenses. The acquisition budget shall include a reasonable contingency amount. The Agency shall not be required to make any offer to purchase any portion of the Phase 2 Development Site unless ASCRP has provided the Agency with a notice of intent to construct Phase 2 and the Agency has approved a development plan for the Lake Tahoe Inn pursuant to Section 3.01(d) above.

          The Agency shall be solely responsible for the payment of all costs associated with the acquisition of the Phase 1 Development Site (exclusive of the commercial property currently owned by Cecil's Market, Inc., subject to the provisions of Section 6.01(m) and the Gondola Right-of-Way) and the Phase 2 Development Site (exclusive of the leasehold interest in the Lake Tahoe Inn); provided, however, in the event that, at any time, the Developers determine that the Agency or the City is unable to timely fund the acquisition of the property necessary for the development of the Project (including the acquisition of the property necessary for the Drainage Basins) within the time frame required by this Agreement, the Developers may, at their option, loan to the Agency and/or the City, on an unsecured basis, up to whatever amounts of funds are necessary to acquire the Development Site, and Agency and/or the City agree to borrow such funds and use such funds exclusively for the purposes of acquiring the necessary property. In the event the Developers loan funds to the Agency and/or the City, the Agency and/or the City shall repay such funds immediately upon Agency's receipt of any, and to the extent of all available Excess Revenues.

          4.02 Condemnation of Properties. To the extent that the Agency or the City is unable to acquire any of the property comprising the Development Site, including the Gondola Right-of-Way, and the Drainage Basin Property through negotiation, the Agency and/or the City agree to make a good faith effort to schedule a hearing within the time set forth in the Schedule of Performance for the purpose of considering a resolution of necessity authorizing the use of the Agency's or the City's eminent domain authority pursuant to California Code of Civil Procedure Section 1230.010 et seq. in order to acquire such parcel through the exercise of the Agency's or the City's power of eminent domain. The Agency and the City shall take all steps necessary to schedule a hearing for consideration of a resolution of necessity by the County of El Dorado authorizing the use of the County's eminent domain authority for those portions of the Gondola Right-of-Way outside city limits, if necessary.

          4.03 Acknowledgement of Agency and City Discretion. The Developers acknowledge that the Agency and the City have absolute discretion in determining whether or not they should adopt a resolution of necessity with regard to the property included in the Development Site, the Gondola Right-of-Way and the Drainage Basin Property or any portion thereof, and therefore agree that nothing in this Agreement shall obligate the Agency or the City to adopt a resolution of necessity with respect to any portion of the Development Site, the Gondola Right-of-Way and the Drainage Basin Property or subject the Agency or the City to liability for the failure of the Agency or the City to adopt such resolution.

          4.04 Eminent Domain Actions; Orders for Possession. If the Agency, the County and/or the City adopt resolutions authorizing the Agency or the City to proceed with condemnation proceedings to acquire any or all of the Development Site, the Gondola Right-of-Way or the Drainage Basin Property, the Agency or the City, as applicable, shall promptly commence such proceedings for such portions of the Development Site, make the deposit of compensation required by law and seek orders for possession of the portion of the Development Site that is the subject of the condemnation actions; provided, however, the Agency or the City may delay obtaining orders of possession for the Drainage Basin Property until May 15, 2000. If the Agency has not executed voluntary agreements for acquisition of the Phase 1 Development Site (except for the Drainage Basin Property) or obtained orders of possession for those properties that the Agency is unable to reach voluntary agreement by December 15, 1999, prior to obtaining orders of possession the Agency and Developers shall meet and confer about changes to the Schedule of Performance. Only after the Agency and Developers have agreed upon a revised Schedule of Performance shall the Agency proceed with obtaining orders of possession for the Phase 1 Development Site.

          4.05 TAUs, Sewer Units and CFA. When acquiring the properties comprising the Development Site and the Drainage Basin Property, the Agency and/or the City shall retain all TAUs, Residential Units, square feet of CFA, the Land Coverage Square Footage and Sewer Units located on the properties for transfer to the Developers pursuant to Article 7. In addition to the above, Agency shall retain for Project use the Land Coverage Square Footage from APNs 29-095-011, 29-095-21 and 29-095-041.


                     ARTICLE 5. AGENCY CONDITIONS PRECEDENT
                     TO DISPOSITION OF PROPERTY TO DEVELOPER

          5.01 Conditions Precedent to Transfer of Phase 1 Development Site to Developers. In addition to the completion of the activities set forth in Articles 2, 3 and 4, as conditions precedent to Heavenly Valley's, Heavenly Resort Properties' and TSI's obligation to acquire the Phase 1 Development Site, the conditions set forth in this Section 5.01 must first be met by the Agency and/or the City or waived by Heavenly Valley, Heavenly Resort Properties and TSI by the time specified in the Schedule of Performance or such other dates as may be agreed upon by the Parties.

          (a) Acquisition of Phase 1 Development Site. The Agency or the City shall have acquired all of the property comprising the Phase 1 Development Site, including the Gondola Right-of-Way as well as the Paul Kennedy Steakhouse Site, in fee or the Agency or the City shall have valid orders of possession for those properties that the Agency or the City has been unable to acquire voluntarily.

          (b) Agency Acquisition of Units of Use. The Agency shall have obtained or shall have possession of 294 TAUs, 50,246 CFA and 518 Sewer Units and 18 Residential Units.

          (c) Hazardous Materials Clean-up. The Agency shall have prepared an environmental site assessment for the Phase 1 Development Site, including a hazardous materials removal plan, and the Agency shall have carried out any activities recommended in the site assessment as necessary for the removal of any hazardous materials located on the Phase 1 Development Site. The Agency hereby agrees to indemnify, protect, hold harmless and defend (by counsel reasonably satisfactory to Heavenly Valley, Heavenly Resort Properties and TSI) Heavenly Valley, Heavenly Resort Properties and TSI, their officers, directors, agents and employees and their successors and assigns from and against all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind and all costs and expenses incurred in connection therewith (including, but not limited to, attorneys' fees and expenses) arising directly or indirectly in whole or in part from hazardous materials on the Phase 1 Development Site which were on the Phase 1 Development Site prior to Heavenly Valley, Heavenly Resort Properties and TSI acquiring the Phase 1 Development Site or from the Agency's activities related to the removal of any hazardous materials including any costs or expenses incurred by the Developers as a result of the Agency failing to deliver to Heavenly Valley, Heavenly Resort Properties and TSI the Phase 1 Development Site in accordance with the Schedule of Performance as a result of delays in the removal of any hazardous materials. Upon completion of any removal of hazardous material on the Phase 1 Development Site, the Agency shall provide Heavenly Valley, Heavenly Resort Properties and TSI with copies of any certificates or closure letters received by the Agency from any regulatory bodies indicating that the hazardous materials have been removed and properly disposed of. The provisions of this subsection shall survive expiration of this Agreement or other termination of this Agreement, and shall remain in full force and effect.

          (d) Demolition of Existing Improvements. The Agency shall have demolished and removed any improvements, structures or debris currently located on the Phase 1 Development Site and shall have placed the property in a condition to begin construction; provided, however, prior to demolition of the portion of the Lake Tahoe Inn in the Phase 1 Development Site, ASCRP shall have granted the Agency a right of entry to the Lake Tahoe Inn, including the right to demolish the improvements located on the Phase 1 Development Site. In the event the Agency is unable to deliver the Phase 1 Development Site to Heavenly Valley, Heavenly Resort Properties and TSI in the time set forth in the Schedule of Performance as a result of delays related to the demolition of improvements on the Phase 1 Development Site, the Agency shall pay to the Developers any costs associated with such a delay, including costs related to maintaining the Letter of Credit required pursuant to Section 2.01(b) and costs associated with keeping the construction contract in effect.

          (e) Construction Manager. In the event there will be multiple contractors working simultaneously at or near the Phase 1 Development Site, the Agency shall have entered into a contract with a construction manager acceptable to both Developers and the Agency which provides for the construction manager to coordinate construction of the Public Improvements.

          (f) Contracts for Public Improvements. The Agency shall have taken all steps necessary to award contracts for the Phase 1 Public Improvements.

          (g) Parking Management Agreement. The Agency, the City, Heavenly Valley, Heavenly Resort Properties, TSI and Tahoe Crescent Partners shall have approved a Parking Management Agreement.

          (h) Plaza Maintenance Agreement. The Agency, the City, ASCRP, Heavenly Valley, Heavenly Resort Properties, Cecil's Market, Inc., and TSI shall have approved the Plaza Maintenance Agreement. The Plaza Maintenance Agreement shall include provisions regulating advertising signs in the Plaza, the operations of the Plaza, reserve funding for the Plaza operations and such other provisions as the parties may agree.

          (i) Mello-Roos District Formation. The Agency shall have caused to be formed a Mello-Roos District to cover the Phase 1 Development Site in accordance with Section 9.05 below.

          5.02 Conditions Precedent to Transfer of Phase 2 Development Site to Developers. In addition to the completion of the activities set forth in Articles 2, 3 and 4, as conditions precedent to the Developers' obligation to acquire the Phase 2 Development Site, the conditions set forth in this Section
5.02 must first be met by the Agency or waived by ASCRP and Cecil's Market, Inc. by the time specified in the Schedule of Performance or such other dates as may be agreed upon by the Parties.

          (a) Acquisition of Phase 2 Development Site. The Agency shall have acquired all of the property comprising the Phase 2 Development Site in fee, including a fee interest in the Lake Tahoe Inn Site, or the Agency shall have valid orders of possession for those properties that the Agency has been unable to acquire voluntarily.

          (b) Agency Acquisition of Units of Use. The Agency shall have obtained or shall have possession of 456 TAUs, 17,610 CFA, 537 Sewer Units, and 1 Residential Unit.

          (c) Hazardous Materials Clean-up. The Agency shall have prepared an environmental site assessment for the Phase 2 Development Site, including a hazardous materials removal plan, and the Agency shall have carried out any activities recommended in the site assessment as necessary for the removal of any hazardous materials located on the Phase 2 Development Site. The Agency hereby agrees to indemnify, protect, hold harmless and defend (by counsel reasonably satisfactory to ASCRP and Cecil's Market, Inc.) ASCRP and Cecil's Market, Inc., their officers, directors, agents and employees and their successors and assigns from and against all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind and all costs and expenses incurred in connection therewith (including, but not limited to, attorneys' fees and expenses) arising directly or indirectly in whole or in part from hazardous materials on the Phase 2 Development Site which were on the Phase 2 Development Site prior to ASCRP and Cecil's Market, Inc. acquiring the Phase 2 Development Site or from the Agency's activities related to the removal of any hazardous materials, including any costs incurred by ASCRP and Cecil's Market, Inc. as a result of the Agency failing to deliver to ASCRP and Cecil's Market, Inc. the Phase 2 Development Site in accordance with the Schedule of Performance as a result of delays in the removal of any hazardous materials; provided, however, this indemnity shall not cover any hazardous materials located on the portions of the Phase 2 Development Site owned by the Developers prior to the Close of Escrow, except that the Agency shall be responsible for the removal of asbestos from the Lake Tahoe Inn. Upon completion of any removal of hazardous material on the Phase 2 Development Site, the Agency shall provide ASCRP and Cecil's Market, Inc. with copies of any certificates or closure letters received by the Agency from any regulatory bodies indicating that the hazardous materials have been removed and properly disposed of. The provisions of this subsection shall survive expiration or other termination of this Agreement, and shall remain in full force and effect.

          (d) Subdivision Map. The Developers shall have recorded a final subdivision map for the Phase 2 Development Site that is consistent with the tentative subdivision map.

          (e) Demolition of Existing Improvements. The Agency shall have demolished and removed any improvements, structures or debris currently located on the Phase 2 Development Site and shall have placed the property in a condition to begin construction; provided, however, prior to demolition of the Lake Tahoe Inn, ASCRP shall have granted the Agency a right of entry to the Lake Tahoe Inn, including the right to demolish the improvements located thereon, and Cecil's Market, Inc. shall have granted the Agency a right of entry to the Paul Kennedy Steakhouse Site, including the right to demolish the improvements located thereon. In the event the Agency is unable to deliver the Phase 2 Development Site to ASCRP and Cecil's Market, Inc. in the time set forth in the Schedule of Performance as a result of delays related to the demolition of improvements on the Phase 2 Development Site, the Agency shall pay to ASCRP and Cecil's Market, Inc. any costs associated with such a delay, including costs related to maintaining the Letter of Credit required pursuant to Section 2.01(b) and costs associated with keeping the construction contract in effect.

          (f) Contracts for Public Improvements. The Agency or the City shall have taken all steps necessary to award contracts for the Phase 2 Public Improvements.

          (g) Annexation of County Property. The City shall have completed annexation of the portion of property currently located in El Dorado County's jurisdiction adjacent to the site where the Intermodal Transit Center is to be developed.

          (h) Mello-Roos District. The Agency shall have caused the Phase 2 Development Site to be annexed to the Mello-Roos District formed pursuant to
Section 9.05, below. The Developer shall consent to the annexation of the Phase 2 Development Site to the Mello-Roos District.


                        ARTICLE 6. DEVELOPERS' CONDITIONS
                    PRECEDENT TO TRANSFER OF DEVELOPMENT SITE

          6.01 Conditions Precedent to Transfer of Phase 1 Property to Developers. In addition to the completion of the activities set forth in Articles 2, 3 and 4, as conditions precedent to the Agency's obligation to transfer the Phase 1 Development Site to Heavenly Resort Properties, Heavenly Valley and TSI, the conditions set forth in this Section 6.01 must first be met by Heavenly Resort Properties, Heavenly Valley and TSI or waived by the Agency by the time specified in the Schedule of Performance or such other dates as may be agreed upon by the Parties; provided, however, if Heavenly Resort Properties and Heavenly Valley have met all the conditions set forth in this Section 6.01 but TSI has not met all the conditions set forth in this Section 6.01, the conditions precedent for the transfer of the portions of the Phase 1 Development Site to be transferred to Heavenly Resort Properties and Heavenly Valley shall be deemed to have been met.

          (a) Parking Management Agreement. ASCRP, Heavenly Resort Properties, Heavenly Valley, TSI, Cecil's Market, Inc., the Agency and Tahoe Crescent Partners shall have approved a Parking Management Agreement.

          (b)Plaza Maintenance Agreement. Heavenly Resort Properties, Heavenly Valley, TSI and the Agency shall have approved a Plaza Maintenance Agreement.

          (c) Permits and Approvals. Heavenly Resort Properties, Heavenly Valley and TSI shall have obtained and acknowledged all permits and approvals necessary for the construction of Phase 1 from any federal, state and local agencies having jurisdiction over the construction of the Project and shall be in compliance with all such permits.

          (d) Final Construction Plans. Within the time set forth in the Schedule of Performance, Heavenly Resort Properties, Heavenly Valley and TSI shall complete or cause to be completed and submit to the Agency the Final Construction Plans for Phase 1 and simultaneously cause applications to be submitted to the City for a building permit for construction of Phase 1. The final construction plans shall include detailed information about interior finishes and design elements. The Agency may, at its option, review the Final Construction Plans for consistency with the Approved Plans and the Site Plan, and if the Agency notifies the Developers in writing within fifteen (15) days after receipt of the Final Construction Plans of an inconsistency with this Agreement, then Heavenly Resort Properties, Heavenly Valley and TSI shall promptly revise the Final Construction Plans and cause the City building permit applications to be revised to eliminate such inconsistency; provided, however, if the Agency disapproves of the Final Construction Plans because of the interior finishes or design elements, the Agency and the Developers shall meet and confer regarding appropriate changes to the interior finishes. After causing such applications to be made for a building permit, Heavenly Resort Properties, Heavenly Valley and TSI shall diligently pursue and obtain a building permit. No later than ninety (90) days following application to the City for a building permit (subject to extensions of time reasonably granted by the Agency Executive Director or his or her designee pursuant to Section 12.08 if issuance of a building permit is delayed through no fault of the Developers) Heavenly Resort Properties, Heavenly Valley and TSI shall deliver evidence to the Agency that Heavenly Resort Properties, Heavenly Valley and TSI are entitled to issuance of a building permit for Phase 1 upon payment of permit fees.

          (e) Evidence of Financing. Heavenly Resort Properties, Heavenly Valley and TSI shall have provided the Agency with evidence satisfactory to the Agency in its Reasonable Discretion of a binding construction loan or other financing commitments for the Grand Summit Hotel, the Grand Summit Annex, the Gondola and the Ice Rink in an amount sufficient to construct the Grant Summit Hotel, the Grand Summit Annex, the Gondola and the Ice Rink in accordance with the Financing Plan. In addition, Heavenly Valley shall provide the Agency with evidence satisfactory to the Agency in its Reasonable Discretion that the terms of the agreement for the purchase of Gondola equipment have been fully met and the purchase agreement is still in full force and effect.

          (f) Subdivision Map. The Developers, in consultation with the Agency, shall have prepared a subdivision map for the Development Site consistent with the Draft Tentative Subdivision Plan and the City shall have approved and the Developers or the Agency shall have recorded a final subdivision map for the Phase 1 Development Site.

          (g) Department of Real Estate Approval. Heavenly Resort Properties shall provide the Agency with evidence of receipt of Public Report from the California Department of Real Estate.

          (h) Water Permits. Heavenly Resort Properties, Heavenly Valley and TSI shall have applied for and obtained binding commitment from STPUD for adequate domestic and fire sprinkler water supplies for the operation of Phase 1 of the Project.

          (i) Waste Discharge Permit. Heavenly Resort Properties, Heavenly Valley and TSI shall have obtained waste discharge permits from Lahontan for Phase 1 of the Project.

          (j) Construction Contract. Heavenly Resort Properties, Heavenly Valley and TSI shall provide the Agency with an opportunity to review an executed construction contract for Phase 1 of the Project in form and substance acceptable to the Agency in its Reasonable Discretion from a general contractor of sufficiently strong financial condition to qualify as a surety to issue a payment and performance bond and with a level of contracting experience acceptable to the Agency in its Reasonable Discretion. The Agency shall approve the construction contract if the contract is for an amount not to exceed the amount of the construction financing commitments pursuant to Section 6.01(d) above and the contract includes the requirements of Section 8.06 and 8.07 regarding local hiring and local supplies.

          (k) Performance and Payment Bonds. Heavenly Resort Properties and TSI shall deliver to the Agency performance and payment bonds in form and substance reasonably satisfactory to the Agency in the full amount of the construction contract. The performance and payment bonds shall name the Agency as the co-obligee.

          Said bonds should be issued by an insurance company which is licensed to do business in California and named in the current list of "Surety Companies Acceptable on Federal Bonds" as published in the Federal Register by the Audit Staff Bureau of Accounts, U.S. Treasury Department and for amounts which are not in excess of the acceptable amount set forth on such list for the respective surety. The insurance company shall have a rating equivalent to a Best rating of A or FSC rating of 9.

          (l) Contract for the Acquisition of the Lake Tahoe Inn. ASCRP has submitted to the Agency a fully executed and binding entitlement to acquire the Lake Tahoe Inn ("Option Agreement"). The Option Agreement shall be in full force and effect until the close of escrow on the Phase 2 Development Site. Any changes or amendments to the Option Agreement shall be subject to the Agency's approval.

          (m) Transfer of CFA. TSI shall have transferred 26,920 square feet of CFA to the Grand Summit Hotel site.

          (n) Grant Deed for Cecil's Market. John and Camilla Jovicich shall deposit to Escrow a Grant Deed granting the property commonly known as Cecil's Market, located at 4020 U.S. Highway 50 and the Big and Tall Store located at 1019 Park Avenue ("Jovicich Property") to the Agency.

          (o) Insurance. The Developers shall furnish the Agency with evidence of insurance in the amounts and types specified in Section 8.12 naming the Agency and the City as additional insured.

          (p) No Default. There exists no Developer Event of Default as defined in Section 12.05.

          (q) Representations and Warranties. The representations and warranties of the Developers as set forth in Section 14.01 of the Agreement remain true and correct.

          (r) No Litigation Concerning DDA. There is no existing pending litigation, suit, action or proceeding before any court or administrative agency affecting the Developers or any of them or Development Site, that would, if adversely determined, adversely affect the Developers or the Development Site or the Developers' ability to perform their obligations under this Agreement or to develop or operate the Project.

          (s) Retail Tenant Selection. Prior to beginning leasing efforts for the retail space in the Development, TSI and Heavenly Resort Properties shall provide to the Agency for its approval or disapproval, leasing plans showing the desired tenant mix and expected lease rate. Approval of the leasing plans shall be in the Agency's Reasonable Discretion. Subsequent to approval of the leasing plan, TSI and Heavenly Resort Properties shall provide the Agency with biannual reports of leasing efforts.

          (t) Agency's Satisfaction with Developer. Heavenly Resort Properties has provided the Agency with evidence reasonably satisfactory to the Agency that Heavenly Resort Properties is a single purpose entity whose sole assets are such portion of the Phase I Development Site that Heavenly Resort Properties is to take title of and any related assets and whose sole liabilities are:

         (a)      those  approved by the Agency  pursuant to Section 2.01 (f) or
                  3.01 (f), as applicable; or

         (b) contingent unsecured liabilities which are fully subordinated to liabilities approved by the Agency and which would neither render Heavenly Resort Properties "insolvent" as that term is defined in the United States Bankruptcy Code or New York law, nor leave Heavenly Resort Properties with unreasonably small capital.

         TSI has provided the Agency with evidence reasonably satisfactory to the Agency that TSI is a single purpose entity whose sole assets are the portion of the Phase I Development Site that TSI is to take title of and any related assets and whose sole liabilities are related to development of the portion of the Phase I Development Site TSI is developing.

         (u) No Bankruptcy/Dissolution Event. No Bankruptcy/Dissolution Event shall have occurred with respect to any of the Developers or an ASC Affiliate.

          6.02 Conditions Precedent to Transfer of Phase 2 Development Site to Developers. In addition to the completion of the activities set forth in Articles 2, 3 and 4, as conditions precedent to the Agency's obligation to transfer the Phase 2 Development Site to ASCRP and Cecil's Market, Inc. the conditions set forth in this Section 6.02 must first be met by ASCRP and Cecil's Market, Inc. or waived by the Agency by the time specified in the Schedule of Performance or such other dates as may be agreed upon by the Parties; provided, however, if ASCRP has met all the conditions set forth in this Section 6.02 but Cecil's Market, Inc. have not met all the conditions set forth in this Section 6.02, the conditions precedent for the transfer of the portions of the Phase 2 Development Site to be transferred to ASCRP shall be deemed to have been met.

          (a) Permits and Approvals. ASCRP and Cecil's Market, Inc. shall have obtained all permits and approvals necessary for the construction of Phase 2 from any federal, state and local agencies having jurisdiction over the construction of the Project, and ASCRP and Cecil's Market, Inc. are in compliance with such permits.

          (b) Evidence of Financing. ASCRP and Cecil's Market, Inc. shall have provided the Agency with evidence satisfactory to the Agency in its Reasonable Discretion of a binding construction loan commitment for Phase 2, in amounts sufficient to construct Phase 2 in accordance with the Financing Plan.

          (c) Final Construction Plans. Within the time set forth in the Schedule of Performance, ASCRP and Cecil's Market, Inc. shall complete or cause to be completed and submit to the Agency the Final Construction Plans for Phase 2 and simultaneously cause applications to be submitted to the City for a building permit for construction of Phase 2. The final Construction Plans shall include detailed information about interior finishes and design elements. The Agency may, at its option, review the Final Construction Plans for consistency with the Approved Plans and the Site Plan, and if the Agency notifies ASCRP and Cecil's Market, Inc. in writing within fifteen (15) days after receipt of the Final Construction Plans of an inconsistency with this Agreement, then ASCRP and Cecil's Market, Inc. shall promptly revise the Final Construction Plans and cause the City building permit applications to be revised to eliminate such inconsistency. If the Agency disapproves of the Final Constructions Plans because of the interior finishes or design elements, the Agency and the Developers shall meet and confer on appropriate changes to the interior finishes and/or design elements. After causing such applications to be made for a building permit, ASCRP and Cecil's Market, Inc. shall diligently pursue and obtain a building permit. No later than ninety (90) days following application to the City for a building permit (subject to extensions of time reasonably granted by the Agency Executive Director or his or her designee pursuant to
Section 12.08 if issuance of a building permit is delayed through no fault of the Developers), ASCRP and Cecil's Market, Inc. shall deliver evidence to the Agency that the ASCRP and Cecil's Market, Inc. are entitled to issuance of a building permit for the second Phase upon payment of permit fees.

          (d) Department of Real Estate Approval. ASCRP shall provide the Agency with evidence of receipt of Public Report for the sale of units in Phase 2 from the California Department of Real Estate if required by the Department of Real Estate.

          (e) Water Permits. ASCRP and Cecil's Market, Inc. shall have applied for and obtained binding commitment from STPUD for adequate domestic and fire sprinkler water supplies for the operation of Phase 2.

          (f) Waste Discharge Permit. ASCRP and Cecil's Market, Inc. shall have obtained a waste discharge permit from Lahontan for Phase 2 of the Project.

          (g) Construction Contract. ASCRP and Cecil's Market, Inc. shall provide the Agency with an opportunity to review an executed construction contract or contracts for Phase 2 of the Project in form and substance acceptable to the Agency in its Reasonable Discretion from a general contractor of sufficiently strong financial condition to qualify as a surety to issue a payment and performance bond and with a level of contracting experience acceptable to the Agency in its Reasonable Discretion. The Agency shall approve the construction contract if the contract is for an amount not to exceed the amount of the construction financing commitments and equity commitments pursuant to Section 6.02(b) above and the contract includes the requirements of Sections
8.07 and 8.08 regarding local hiring and local supplies.

          (h) Performance and Payment Bonds. ASCRP and Cecil's Market, Inc. shall deliver to the Agency performance and payment bonds in form and substance reasonably satisfactory to the Agency in the full amount of the construction contract. Said bonds should be issued by an insurance company which is licensed to do business in California and named in the current list of "Surety Companies Acceptable on Federal Bonds" as published in the Federal Register by the Audit Staff Bureau of Accounts, U.S. Treasury Department and for amounts which are not in excess of the acceptable amount set forth on such list for the respective surety. The insurance company shall have a rating equivalent to a Best rating of A or FSC rating of 9. The performance and payment bonds shall name the Agency as the co-obligee.

          (i) No Default.  No  Developer  Event of Default as defined in Section
12.05 has occurred.

          (j) Representations and Warranties. The representations and warranties of the Developers as set forth in Section 14.01 of the Agreement remain true and correct.

          (k) No Litigation Concerning DDA. There is no existing pending litigation, suit, action or proceeding before any court or administrative agency affecting the Developers or Development Site that would, if adversely determined, adversely affect the Developers or the Development Site or the Developers' ability to perform their obligations under this Agreement or to develop or operate the Project.

          (l) Insurance. ASCRP and Cecil's Market, Inc. shall furnish the Agency with evidence of insurance in the amounts and types specified in Section 8.12 naming the Agency and the City as additional insureds.

          (m) Jovicichs' Grant Deed for Paul Kennedy Steakhouse Site. Cecil's Market, Inc. shall have deposited into Escrow a Grant Deed granting title to the Paul Kennedy Steakhouse Site to the Agency.

          (n) Agency's Satisfaction with Developer. The ASCRP has provided the Agency with evidence reasonably satisfactory to the Agency that the entity to develop the Lake Tahoe Inn Site is a single purpose entity whose sole assets will be the Lake Tahoe Inn Site Development Site the Developer is to take title of and any related assets and whose sole liabilities are:

         (a) those approved by the Agency pursuant to Section 2.01 (f) or 3.01(f), as applicable; or

         (b) contingent, unsecured liabilities which are fully subordinated to liabilities approved by the Agency and which would neither render the development entity "insolvent" as that term is defined in the United States Bankruptcy Code or New York law, nor leave the development entity with unreasonably small capital.

         (o) No Bankruptcy/Dissolution Event. No Bankruptcy/Dissolution Event shall have occurred with respect to any of the Developers or an ASC Affiliate.




                       ARTICLE 7. DISPOSITION OF PROPERTY

          7.01 Sale of Property. Within thirty (30) days following the date that all the conditions set forth in Section 5.01 and 6.01 have been met or waived, the Agency shall sell and convey Parcels 5, 8 and 9 (as shown on the Preliminary Subdivision Map) to Heavenly Resort Properties for construction of the Grand Summit Hotel and the Grand Summit Annex; Parcel 13 and the Gondola Right-of-Way to Heavenly Valley for construction of the Gondola; and the Gondola Park and Parcels 6 and 7 to TSI for construction of the Ice Rink and the multi-plex cinema. In addition to conveying the parcels as designated the Agency shall convey to each Developer easements over Parcel 3 for ingress, egress and public use. In addition, the Agency shall grant the Paul Kennedy Steakhouse Site to Cecil's Market, Inc. in exchange for Cecil's Market, Inc.' conveyance of the Jovicich Property to the Agency. Within thirty (30) days following the date that all the conditions set forth in Sections 5.02 and 6.02 have been met or waived, the Agency shall sell and convey Parcel No. 1 to Cecil's Market, Inc. and Parcel 4 to ASCRP. The conveyance of Parcel 1 to Cecil's Market, Inc. shall include the rights, granted by ASCRP to Cecil's Market, Inc.', to the use of five parking spaces in the underground parking garage developed as part of the Lake Tahoe Inn, provided the parking garage is developed as contemplated in the Site Plan and provided, further, Cecil's Market, Inc. reimburse ASCRP for the full cost of developing the five parking spaces. Cecil's Market, Inc. shall also have the right to construct access from Parcel 1 to the designated parking spaces. To accomplish the conveyance of each Phase of the Development Site from the Agency to the Developers, the Parties shall establish an Escrow with the Escrow Holder and shall execute and deliver to the Escrow Holder written instructions that are consistent with this Agreement.

          7.02 Consideration. In consideration to the Agency for the conveyance of the Phase 1 Development Site to the Developers, and as a condition to the conveyance of the Phase 1 Development Site to the Developers, Heavenly Resort Properties shall pay to the Agency Two Million Dollars ($2,000,000), plus Heavenly Valley shall reimburse the Agency for all costs associated with the acquisition of the Gondola Right-of-Way, including legal fees and any severance damages or special benefits awarded any property owners as a result of a partial condemnation of property for the Gondola Right-of-Way. In consideration to the Agency for the conveyance of the Phase 2 Development Site to the Developers, ASCRP shall deposit into Escrow of a grant deed conveying to the Agency any right, title or interest ASCRP has in the Lake Tahoe Inn Site. In addition, in consideration of the conveyance of the Paul Kennedy Steakhouse Site to Cecil's Market, Inc. at the time of conveyance of the Phase 1 Development Site, Cecil's Market, Inc. shall grant to the Agency the Jovicich Property and waive any relocation benefits and loss of goodwill associated with Agency acquisition of the Jovicich Property. In consideration of the conveyance of Parcel 1 to Cecil's Market, Inc. at the time of conveyance of the Phase 2 Development Site, Cecil's Market, Inc. shall convey to the Agency the Paul Kennedy Steakhouse Site and waive any relocation and loss of goodwill associated with the Agency's acquisition of the Paul Kennedy Steakhouse Site from Cecil's Market, Inc..

          7.03 Orders of Possession. If the Agency has not obtained fee title to any portion of the Development Site at the time set forth for conveyance to the Developers herein, but has obtained a judicial order for its possession, the Agency may deposit a copy of the order into Escrow, as an interim alternative to acquiring title and depositing the deed for such parcel into Escrow. Provided the conditions set forth in Section 7.05 have been satisfied, the Escrow for that parcel shall close within thirty (30) days following the date the Agency obtains possession of the parcel. At the close of the Escrow the Agency shall convey its right of possession to Developers by instrument reasonably acceptable to the Agency and Developers. Following the deposit of such an order into Escrow, the Agency shall diligently proceed with its eminent domain action until a final judgment is rendered or settlement reached. Provided the final judgment results in the Agency obtaining fee title to the parcel, the Agency thereafter shall forthwith deposit the Grant Deed (or such other instrument as is ordered by the court) for such parcel into Escrow. In the event there is any additional title insurance premium costs associated with conveyance of property subject to an order of possession the Agency shall bear the additional premium.

          7.04 Closing Condition. The Agency shall not be required to convey to the Developers any portion of the Development Site if a Developer's Default has occurred and is continuing.

          7.05 Closing Event. At each closing, the Parties shall undertake to do or cause the following:

          (a) Conveyance. Except as provided in Section 7.03, the Agency shall convey the Development Site in question to the Developers by Grant Deed, the form of which is attached hereto as Exhibit H, or by instrument reasonably acceptable to the Agency and Developers.

          (b) Agreement. The Parties shall execute and deliver such documents as are necessary to make the Development Site subject to this Agreement.

          7.06 Condition of Title. The Agency shall convey each portion of the Development Site to the Developers free of all liens, encumbrances, clouds, conditions, and rights of occupancy and possession except:

         (a) applicable building and zoning laws and regulations;

         (b) the provisions of the Agency Grant Deed;

         (c) the provisions of this Agreement;

         (d) the provisions of the Redevelopment Plan; and

         (e) such other encumbrances as approved by the Developers.

         7.07     Condition of the Property.

          (a) "As Is" Conveyance. The Agency shall convey the Development Site to the Developers free of improvements, including subsurface improvements. In addition the Agency shall have completed any hazardous materials remediation recommended in the environmental site assessments as set forth in Sections 5.01(c) and 5.02(c) and shall have completed demolition of existing structures as provided for in Section 5.01(d) and 5.02(e). Except as provided for in Sections 5.01(c), 5.02(c), 5.01(d) and 5.02(e) the Agency shall have no responsibility for the suitability of the Development Site or portions thereof for the development of the Project, and if the conditions of the Development Site or portions thereof are not entirely suitable for the development of the Development, then the Developers shall put the Development Site in a condition suitable for the improvements to be constructed. Except as provided for in
Section 5.01(c) and 5.02(c) the Developers waive any right of reimbursement or indemnification from the Agency for the Developers' costs related to any physical conditions on the Development Site unless such condition was known to Agency and not disclosed to the Developers and such condition was not readily discoverable by the Developers upon reasonable inspection of the Development Site. This waiver shall survive termination of this Agreement.

          (b) Disclosure. In anticipation of acquiring the Development Site and in fulfillment of the requirements of Health and Safety Code Section 25359.7(a), the Agency has no knowledge of any hazardous materials or substances in or on the Development Site other than the information to be provided by the Agency to the Developers in the environmental assessments to be prepared by the Agency pursuant to Section 5.01(c) and 5.02(c), which reports shall be attached to this Agreement as Exhibit I when completed. In compliance with California Civil Code
Section 1102.6c, the Agency shall provide the Developers with a natural hazard disclosure statement prior to the close of Escrow, which disclosure shall be attached to this Agreement as Exhibit I when completed.

          (c) Costs of Escrow and Closing. The Agency shall pay the premium for a CLTA Owners Policy of insurance. The Developers shall pay the costs of any endorsements requested by any Developer. All other costs of Escrow (including, without limitation, any Escrow Holder's fee, costs of title company document preparation, recording fees, and transfer tax) shall be divided evenly between the Developers and the Agency.

          7.08 Real Estate Commissions. Neither party has obtained or engaged the services of a real estate broker in this transaction. If a real estate commission is claimed through either Party in connection with the transaction contemplated by this Agreement, then the Party through whom the commission is claimed shall indemnify, defend and hold the other Party harmless from any liability related to such commission. The provisions of this section shall survive termination of this Agreement.

          7.09 Transfer of Units of Use. Upon transfer of the Phase 1 Development Site to the Developers, the Agency shall also transfer to Heavenly Resort Properties a maximum of 294 TAUs, 43,712 square feet of CFA and the Sewer Units the Agency acquired when the Agency acquired the Phase 1 Development Site. Upon the transfer of the Phase 2 Development Site to the Developers, the Agency shall also transfer to ASCRP a maximum of 456 TAUs, 8,154 square feet of CFA and the Sewer Units the Agency acquired when the Agency acquired the Phase 2 Development Site, and 15,990 CFA to Cecil's Market, Inc.. In the event the Developers do not require the full number of TAUs set forth above to develop the Project in accordance with approved plans and permits, the number of TAUs to be transferred by the Agency shall be reduced to the number actually required and any unneeded TAUs shall be retained by the Agency. With respect to each Phase, the Agency shall transfer the Sewer Units to the Developers at no cost to the Developers; provided, however, if the STPUD charges any fees for the transfer of the Sewer Units, the Developers shall be responsible for the payment of any such fees. The Agency shall cooperate with the Developers in all efforts to minimize or eliminate any fees associated with the transfer of Sewer Units.

          (f) In addition to the CFA to be transferred above, the City shall transfer to Heavenly Resort Properties 20,000 square feet of CFA, which square footage is made available in accordance with the Stateline-Ski Run Community Plan. The City shall also transfer whatever portion of the TRPA Special Projects Allocation of CFA is not used by the TCP Parcel, which such balance shall at a minimum be 4,462 square feet of CFA.

          (g) Notwithstanding the above, the Agency may desire to substitute Residential Units that they own for TAUs that are required in accordance with the Financial Plan and the Motel Room Retirement Schedule. Residential Units may be substituted for TAUs on a one-for-one basis, subject to the approval of TRPA and any other governing agencies.


                             ARTICLE 8. CONSTRUCTION

          8.01 Commencement of Construction. The Developers shall commence or cause to be commenced construction of Phase 1 of the Project within thirty (30) days of Close of Escrow for the Phase 1 Development Site; provided, however, if Escrow for the Phase 1 Development Site does not close prior to July 1, 2000, as a result of delays that are not within the control of the Developers, the Developers may delay commencement of construction until the year 2001 building season without being in default of this Agreement. If the delay in Close of Escrow is a result of failure of the Agency to meet the conditions to conveyance that the Agency is responsible for, then costs incurred by the Developers as a result of the delay, including but not limited to interest on any letters of credit, shall be paid by the Agency.. If Escrow for the Phase 1 Development Site closes on or before June 30, 2000 and the Developers fail to start construction of the portions of Phase 1 to be constructed by the Developers on or before September 30, 2000, the Developers shall pay to the Agency any interest owed on the BANS from the date the Agency notifies Developers that all conditions to conveyance of the Phase 1 Development Site have been satisfied or waived until the Developers commence construction of Phase 1. The Developers shall commence or cause to be commenced construction of Phase 2 of the Project within thirty
(30) days of the close of Escrow for the Phase 2 Development Site. Commencement of construction for purposes of this Section shall mean excavation of the Development Site.

          8.02 Completion of Construction. The Developers shall diligently prosecute or cause to be prosecuted to completion the construction of each Phase of the Project, and shall complete or cause to be completed the construction of each Phase of the Project no later than the time specified in the Schedule of Performance. In the event ASCRP and Heavenly Resort Properties fail to complete construction of each Phase of the Project within the time specified in the Schedule of Performance for completion of construction and such failure is not the result of the Agency failing to convey each Phase Development Site to the Developers in a timely fashion, ASCRP and/or Heavenly Resort Properties, as applicable, shall pay to the Agency the daily interest cost incurred by the Agency on the BANS for each day that construction continues after the date of completion set forth in the Schedule of Performance.

         8.03     Construction Pursuant to Plans.

          (a) The Developers shall construct, or cause to be constructed, each Phase of the Project substantially in accordance with the Final Construction Plans, the Project Permits, the Use Permit and the terms and conditions of all City and other governmental approvals.

          (b) The Developers shall submit or cause to be submitted for Agency approval any proposed change in the Final Construction Plans which materially changes any portion of the Project and which would require an amendment to any approval or permits obtained from the City or other governmental agencies. The Agency shall approve or disapprove a proposed change within fifteen (15) days after receipt by the Agency. Failure to approve or disapprove within fifteen
(15) days shall be deemed to be approval of such change. If the Agency rejects the proposed change, then the Agency shall provide the Developers with the specific reasons therefor, in writing, and the approved Final Construction Plans shall continue to control.

          (c) No change which is required for compliance with building codes or other government health and safety regulation shall be deemed material. However, the Developers must submit or cause to be submitted to the Agency, in writing, any change that is required for such compliance within ten (10) days after making such change, and such change shall become a part of the approved Final Construction Plans, binding on the Developers.

          8.04 Compliance with Applicable Law. The Developers shall cause all work performed in connection with the Property to be performed in compliance with (a) all applicable laws, ordinances, rules and regulations of federal, state, county or municipal governments or agencies now in force or that may be enacted hereafter (including, without limitation, the prevailing wage provisions of Sections 1770 et seq. of the California Labor Code, but only to the extent applicable), and (b) all directions, rules and regulations of any fire marshal, health officer, building inspector, or other officer of every governmental agency now having or hereafter acquiring jurisdiction. The work shall proceed only after procurement of each permit, license, or other authorization that may be required by any governmental agency having jurisdiction, and the Developers shall be responsible to the Agency for the procurement and maintenance thereof, as may be required of the Developers and all entities engaged in work on the Development Site.

          8.05 Non-Discrimination During Construction; Equal Opportunity. The Developers, for themselves and their successors, assigns, and transferees agree that in the construction of the Project provided for in this Agreement:

          (a) They will not discriminate against any employee or applicant for employment because of race, color, religion, creed, national origin, ancestry, disability, medical condition, age, marital status, sex, sexual preference/orientation, Acquired Immune Deficiency Syndrome (AIDS) acquired or perceived, or retaliation for having filed a discrimination complaint (nondiscrimination factors). The Developers will take affirmative action to ensure that applicants are employed, and that employees are treated without regard to the nondiscrimination factors during employment including, but not limited to, activities of upgrading, demotion or transfer; recruitment or recruitment advertising, layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. The Developers agree to post in conspicuous places, available to employees and applicants for employment, the applicable nondiscrimination clause set forth herein:

          (b) They will ensure that its solicitations or advertisements for employment are in compliance with the aforementioned nondiscrimination factors; and

          (c) They will cause the foregoing provisions to be inserted in all contracts for the construction of the Project entered into after the effective date of this Agreement; provided, however, that the foregoing provisions shall not apply to contracts or subcontracts for standard commercial supplies or raw materials.

          8.06 Preference for Local Labor. The Developers recognize the importance of local labor having an opportunity, based on merit, to be involved in the Project. The Developers shall, in letting bids for the construction of improvements under this Agreement, require their General Contractor(s) to provide reasonable notice to and, in response thereto, receive bids from, any local contractors and/or subcontractors qualified to bid as subcontractors on such construction. In order to be considered by the General Contractor(s) to be a subcontractor on the Project, each such bid shall be submitted in compliance with the requirements of the General Contractor(s) which are consistently applied to all bidders. General Contractor(s) shall create a program providing for notice of work and opportunity to bid as set forth in this Section 8.06 and the means of documenting the effectiveness of the process in ensuring work for qualified local labor. For these purposes, local labor shall be defined as persons whose residence is within the portions of Douglas and El Dorado Counties that are within the Tahoe Basin. If no bids are received from local contractors, this requirement does not apply and the contract may be awarded without reference to this Section 8.06; provided, however, on work where there is no local bidder, the Developers shall document their attempts to solicit local contractors and shall provide such documentation to the Agency upon request. Notwithstanding the above, the Developers shall not be required to require the General Contractor(s) and the General Contractor(s) shall not be required to require its subcontractors or suppliers to hire local labor if either the General Contractor(s) or its subcontractors or suppliers determines that, in any such instance, such local labor either is unavailable, unqualified, would increase the cost of or slow down the progress of construction of the Project or would otherwise adversely affect the Project. The Developers shall have complied with this provision if the Developers use commercially reasonable efforts to achieve the objective outlined herein.

          8.07 Supplies and Materials. In securing supplies and materials for use on the Project, the Developers agree to direct their General Contractor(s), to the extent commercially practicable, to utilize local sources of supplies; provided, however, that their General Contractor(s) is not thereby required (i) to contract with local suppliers at a higher price than is available elsewhere;
(ii) to use multiple suppliers (because local suppliers are not able to supply all supplies necessary with respect to any particular scope of work); (iii) to use local suppliers if the provisions of such supplies by the local suppliers would slow the progress of or otherwise adversely affect the Project; or (iv) to refrain from entering into a subcontract with the most qualified subcontractor in the business judgment of the General Contractor(s) where such qualified subcontractor is not procuring its supplies from local suppliers. The Developers shall have complied with this provision if Developers use their commercially reasonable efforts to achieve the objectives outlined herein.

          8.08 Certificate of Completion. When the Agency has determined that the obligations of the Developers under this Article 8 have been met with respect to any Phase of the Project, the Developers may request that the Agency issue a certificate to such effect (a "Certificate of Completion"), which the Agency shall execute and deliver within thirty (30) days of such a request. Such certification shall not be deemed a notice of completion under the California Civil Code, nor shall it constitute evidence of compliance with or satisfaction of any obligation of the Developers to any holder of a deed of trust securing money loaned to finance the Project. If the Developers request issuance of a Certificate of Completion but the Agency refuses, then the Agency shall provide the Developers with a written explanation of its refusal within thirty (30) days of the Developers' initial request. A Certificate of Completion may be requested, and if the requirements hereof with respect to such Phase have been met, issued for one or more Phase of the Project.

          8.09 Progress Reports. Until such time as the Developers are entitled to issuance of a Certificate of Completion, the Developers shall provide the Agency with progress reports regarding the status of the construction of the Development, including reports on the number of local contractors and local laborers working on the Project and reports on the sources of supplies and materials used in the construction of the Project.

          8.10 Entry by the Agency. The Developers shall permit the Agency, through its officers, agents, or employees, to enter the Property at all reasonable times and in a safe, unobtrusive manner to review the work of construction to determine that such work is in conformity with the approved Final Construction Plans or to inspect the Property for compliance with this Agreement. The Developers and the Agency shall schedule regular inspections to the extent reasonable once interior finishing work commences for the Agency to insure that the interior finishes conform to the approved Final Construction Plans. The Agency is under no obligation to (a) supervise construction, (b) inspect the Property, or (c) inform the Developers of information obtained by the Agency during any review or inspection, and the Developers shall not rely upon the Agency for any supervision, inspection, or information.

          8.11 Taxes. At all times the Developers shall pay when due all real property taxes and assessments assessed and levied on the Development Site after the Developers take title to the Development Site or portions thereof and shall remove any levy or attachment made on the Development Site. The Developers may, however, contest the validity or amount of any tax, assessment, or lien on the Development Site; provided, however, prior to contesting any tax or lien the Developers shall meet and confer with the City and the Agency, and provided further the Developers will not contest any assessment on the Development Site that is less than or equal to the assessments shown on the Financial Plan.



          8.12 Insurance Requirements.

          (a) Required Coverage. ASCRP, Heavenly Resort Properties, Heavenly Valley, TSI and Cecil's Market, Inc. shall maintain or cause to be maintained and keep in force, at no cost to the Agency, the following insurance applicable to the Project at all times prior to the issuance of a Certificate of Completion by the Agency, or if Certificates of Completion are issued for each Phase, until a Certificate of Completion has been issued for each Phase:

          (1) Worker's Compensation insurance, including Employer's Liability coverage, with limits not less than $1,000,000 each accident, if such insurance is required by law.

          (2)Comprehensive General Liability insurance with limits not less than $2,000,000 each occurrence combined single limit for Bodily Injury and Property Damage, including coverages for Contractual Liability, Personal Injury, Broadform Property Damage, Products and Completed Operations.

          (3) Comprehensive Automobile Liability insurance with limits not less than $1,000,000 each occurrence combined single limit for Bodily Injury and Property Damage, including coverages for owned, non-owned and hired vehicles, as applicable; provided, however, that if the Developers do not own or lease vehicles for purposes of this Agreement, then no automobile insurance shall be required.

          (4) Property insurance covering the Project covering all risks of loss including earthquake (but only if it is commercially available at a reasonable price and with a reasonable deductible, which the Parties acknowledge is not available as of the date of the execution of this Agreement) and flood if the Development Site is in a FEMA designated flood zone, for 100% of the replacement value, with deductible not exceeding $50,000, and prior to the issuance of a Certificate of Completion, naming the Agency as a Loss Payee, as its interest may appear.

          (b) Contractor's Insurance. ASCRP, Heavenly Resort Properties, Heavenly Valley, TSI and Cecil's Market, Inc. shall each cause any general contractor working on the Project under direct contract with the applicable Developer to maintain insurance of the types and in at least the minimum amounts described in subsections (a)(l), (a)(2), and (a)(3) above, and shall require that such insurance shall meet all of the general requirements of subsection (c) below. Each Developer shall require its contractor to require that subcontractors working on the Project under direct contract with the contractor maintain the insurance described in subsections (a)(1), (a)(2) and (a)(3) above; provided that subcontractors with subcontracts under $250,000 which do not involve a significant risk of bodily injury or property damage shall be permitted to maintain insurance with limits of $500,000.

          (c) Other Insurance Provisions. The general liability policies carried by each Developer are to contain, or be endorsed to contain, the following provisions and each of the Developers shall use its reasonable efforts to cause the general liability and automobile policies carried by the contractor (which in turn shall cause its subcontractors policies to contain), or be endorsed to contain, the following provisions:

          (1) The Agency, its elected or appointed officials, employees, and agents are covered as insureds with respect to liability arising out of automobiles owned, leased, hired or borrowed by each Developer, its contractors or subcontractors, respectively, and with respect to liability arising out of work or operations performed including materials, parts or equipment furnished in connection with such work or operations.

          (2) For any claims related to the Project, the Agency insurance coverage shall be primary insurance as respects to the Agency, its officers, officials and employees. Any insurance or self-insurance maintained by the Agency, its officers, officials and employees shall be excess of the insurance and shall not contribute to it.

          (3) The insurance provided by this policy shall not be suspended, voided, canceled, reduced in coverage or in limits except after thirty days written notice has been provided to the Agency.

          (4) The Worker's Compensation insurance required above shall also contain language through which the insurance company agrees to waive all rights of subrogation against the Agency, its elected or appointed officials, officers, agents, employees for losses paid under the terms of this policy which arise from the work performed by each Developer for the Agency.

          (d) Acceptability of Insurers. Insurance is to be placed with insurers with a current Best's rating of no less than A.VII.

          (e) Verification of Coverage. Each Developer shall use reasonable efforts to furnish the Agency with original certificates and amendatory endorsements effecting coverage required by this clause. All certificates and endorsements are to be received and approved by the Agency before work commences.

          8.13 Hazardous Materials.

          (a)  Certain   Covenants  and  Agreements.   ASCRP,   Heavenly  Resort
Properties, Heavenly Valley, TSI and Cecil's Market, Inc. hereby each covenant and agree that:

          (1) They shall not knowingly permit the Project or any portion thereof to be a site for the use, generation, treatment, manufacture, storage, disposal or transportation of Hazardous Materials or otherwise knowingly permit the presence of Hazardous Materials in, on or under the Project;

          (2) They shall keep and maintain the Project and each portion thereof in compliance with, and shall not cause or permit the Project or any portion thereof to be in violation of, any Hazardous Materials Laws;

          (3) Upon receiving actual knowledge of the same they shall immediately advise the Agency in writing of: (A) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against any of the Developers or the Project pursuant to any applicable Hazardous Materials Laws; (B) any and all claims made or threatened by any third party against any Developer or the Project relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials (the matters set forth in the foregoing clause (A) and this clause (B) are hereinafter referred to as "Hazardous Materials Claims"); (C) the presence of any Hazardous Materials in, on or under the Project; or (D) their discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Project classified as "borderzone property" under the provisions of California Health and Safety Code, Sections 25220 et seq., or any regulation adopted in accordance therewith, or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use of the Project under any Hazardous Materials Laws. The Agency shall have the right to join and participate in, as a party if it so elects, any legal proceedings or actions initiated in connection with any Hazardous Materials Claims and to have its reasonable attorney's fees in connection therewith paid by the Developer or Developers that are a party to any such proceeding or action.

          (4) Without the Agency's prior written consent, which shall not be unreasonably withheld, ASCRP, Heavenly Resort Properties, Heavenly Valley, TSI and Cecil's Market, Inc. shall not take any remedial action in response to the presence of any Hazardous Materials on under, or about the Project (other than in emergency situations or as required by governmental agencies having jurisdiction), nor enter into any settlement agreement, consent decree or other compromise in respect to any Hazardous Materials Claims.

          (b) Indemnity. Without limiting the generality of the indemnification set forth in Section 10.04 below, ASCRP, Heavenly Resort Properties, Heavenly Valley, TSI and Cecil's Market, Inc. hereby agree to indemnify, protect, hold harmless and defend (by counsel reasonably satisfactory to the Agency) the Agency, its boardmembers, officers, agents and employees from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgements, remedial action requirements; enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including, but not limited to, attorney's fees and expenses), arising directly or indirectly, in whole or in part, out of: (1) the failure of the Developers or any other person or entity to comply with any Hazardous Materials Law relating in any way whatsoever to the handling, treatment, presence, removal, storage, decontamination, cleanup, transportation or disposal of Hazardous Materials into, on, under or from the Project; (2) the presence in, on or under the Project of any Hazardous Materials or any releases or discharges of any Hazardous Materials into, on, under or from the Project that are brought to the Project or released or discharged at the Project after the Close of Escrow; or (3) any activity carried on or undertaken on or off the Project, after the Close of Escrow, and whether by the Developers or any successor in title or any employees, agents, contractors or subcontractors of the Developers or any successor in title, or any third persons at any time occupying or present on the Project after Close of Escrow, in connection with the handling, treatment, removal, storage, decontamination, cleanup, transport or disposal of any Hazardous Materials at any time located or present on or under the Project. The foregoing indemnity shall further apply to any contamination of any property or natural resources arising in connection with the generation, use, handling, treatment, storage, transport or disposal of any such Hazardous Materials by any of the Developers or their officer, directors, employees or agents occurring after the Close of Escrow, and irrespective of whether any of such activities were or will be undertaken in accordance with Hazardous Materials Laws. The provisions of this subsection shall survive expiration of the Term or other termination of this Agreement, and shall remain in full force and effect. Each of ASCRP, Heavenly Resort Properties, Heavenly Valley, TSI and Cecil's Market, Inc. indemnification herein shall be limited to the Project Component each entity is responsible for herein and each Developer's own actions.

          8.14 Non-Discrimination. The Developers covenant by and for themselves and their successors and assigns that there shall be no discrimination against or segregation of a person or of a group of persons on account of race, color, religion, creed, sex, sexual orientation, marital status, ancestry or national origin in the sale, lease, sublease, transfer, use, occupancy, tenure or enjoyment of the Development Site, nor shall the Developers or any person claiming under or through the Developers establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, subtenants, sublessees or vendees in the Development Site.

          8.15 Mitigation Monitoring Plan. The Developers shall comply with the mitigation monitoring plan incorporated in the EIR/EIS and adopted by the Agency concurrently with its approval of this Agreement as that program may be amended from time to time.

          8.16 Use of Paul Kennedy Steakhouse Site. During construction of Phase 1, Cecil's Market, Inc. shall be entitled to use the Paul Kennedy Steakhouse Site for retail uses. Cecil's Market, Inc. may also sublet the Paul Kennedy Steakhouse Site to another party to this Agreement provided the Agency approves the sublease and the sublease contains provisions acceptable to the Agency waiving relocation and goodwill benefits upon Agency acquisition of the Paul Kennedy Steakhouse Site for Phase 2.

          8.17 Right of Entry for Parking Garage Site. During the year 2000 building season Heavenly Resort Properties, Heavenly Valley and TSI shall have the right, at their sole risk and expense, to enter the Parking Garage Site for the use as a construction staging area provided that Heavenly Resort Properties, Heavenly Valley and TSI (i) provide reasonable written notice to the Agency and the City of such contemplated entry; and (ii) indemnify and hold the Agency and the City harmless from and against all liability, loss, damage, costs or expenses (including reasonable attorneys' fees and court costs) arising from or as a result of the death or any person or any accident, injury, loss or damage whatsoever caused to any person or to the property which shall occur on or adjacent to the Parking Garage Site and which shall be directly or indirectly caused by any acts done on the Parking Garage Site or any errors or omissions of Heavenly Resort Properties, Heavenly Valley or TSI or their agents, servants, employees or contractors in the course of using the Parking Garage Site (except that caused by the intentional misconduct or negligence of the Agency or the
City). Any damage or injury to the Parking Garage Site resulting from Heavenly Resort Properties', Heavenly Valley's or TSI's entry under this Section 8.17 shall be promptly repaired by Heavenly Resort Properties, Heavenly Valley and TSI at Heavenly Resort Properties', Heavenly Valley's and TSI's sole cost and expense. In the event Heavenly Resort Properties, Heavenly Valley and/or TSI fail to promptly repair any such damage, the Agency and the City may do so at Heavenly Resort Properties', Heavenly Valley's and TSI's expense.

          8.18 Public Art Plan. Upon commencement of construction, the Agency shall prepare, with the Developers approval, a request for proposal to artists for installation of a major art piece at Park Avenue and Highway 50. Upon receipt of proposals, the proposals shall be submitted to an Art Jury composed of six members. Three members shall be appointed by the Developers, by mutual agreement among the Developers. Three members shall be appointed by the Agency. The Art Jury shall select a proposal for the public art piece.


                            ARTICLE 9. CONSTRUCTION
                           OF THE PUBLIC IMPROVEMENTS

          9.01 Construction of the Public Improvements. Within thirty (30) days of conveyance of the Phase 1 Property to the Developers, the Agency shall commence construction of the public improvements to be constructed as part of Phase 1, including the realignment of Park Avenue and shall diligently prosecute the same to completion; provided, however, the Agency or the City shall not commence construction of the Parking Garage until the 2001 building season and only then if the conditions to sale of the Parking Revenue Bonds have been met as set forth in Section 2.03 above. The Agency and the City shall complete construction of the Phase 1 Public Improvements within 24 months of commencement of construction, provided, however if the Agency or the City is to construct the Parking Garage pursuant to Section 2.03, the Parking Garage shall be ready for occupancy within 9 months of commencement of constructions, although additional construction may be required after occupancy. The specific schedule of completion of the various components of the Public Improvements shall be as set forth in the Schedule of Performance. The Agency and the Developers shall coordinate construction schedules to insure that neither party's construction activities interfere with the other party's.

         Within thirty (30) days of conveyance of the Phase 2 Property to ASCRP, the Agency shall commence construction of the Phase 2 Public Improvements, including the Intermodal Transit Facility, and shall diligently prosecute the same to completion. The Agency and the City shall complete construction of the Phase 2 Public Improvements within 24 months of commencement of construction of the Phase 2 Public Improvements. The Agency and ASCRP shall coordinate construction schedules to insure that neither party's construction activities interfere with the other party's.

         The Agency shall diligently prosecute or cause to be prosecuted to completion the construction of each Phase of the Public Improvements and the Parking Garage. The Agency shall construct or cause to be constructed each Phase of the Public Improvements substantially in accordance with the final construction plans for the Public Improvements and the terms and conditions of all governmental approvals. The Agency shall consult with the Developers prior to making any material changes in the construction plans for the Public Improvements.

          9.02 Progress Reports. Until such time as the Public Improvements are complete, the Agency shall provide the Developers with periodic progress reports, as reasonably requested in writing by the Developers, regarding the status of the construction of the Public Improvements.

          9.03 Mitigation Monitoring Plan. The Agency shall comply with the mitigation monitoring plan incorporated in the EIR/EIS and adopted by the Agency concurrently with its approval of this Agreement as that program may be amended from time to time.

          9.04 Right to Access to Site. The Agency and or the City shall have the right, at its sole risk and expense, to enter the Development Site for the purposes of the construction, reconstruction, maintenance, repair or services of any of the proposed Public Improvements to be located on the Development Site provided that the Agency and/or the City (i) provide reasonable prior written notice to the Developers of such contemplated entry and improvements; (ii) coordinates the construction of such improvements with the Developers' construction of the Project so as to minimize any additional cost or delay to the Developers in connection therewith; and (iii) indemnifies and holds the Developers harmless from and against all liability, loss, damage, costs or expense (including reasonable attorneys' fees and court costs) arising from or as a result of the death of any person or any accident, injury, loss or damage whatsoever caused to any person or to the property of any person which shall occur on or adjacent to the Development Site and which shall be directly or indirectly caused by any acts done on the Site by the Agency and/or the City or any errors or omissions of the Agency and/or the City or their agents, servants, employees or contractors in the course of performing the obligations of the Agency and the City under this Agreement (except that caused by the intentional misconduct or negligence of the Developers). Any damage or injury to the Development Site resulting from the Agency's or the City's entry under this
Section 9.04 shall be promptly repaired by the Agency or the City at the Agency's or City's sole cost and expense. In the event the Agency or the City fails to promptly repair any such damage, the Developers may do so at the Agency's or City's sole cost and expense.

         9.05 Mello-Roos District.

          (a) Prior to conveyance of the Phase I Property, Agency will cause to be formed, and the Developers will facilitate the formation of, a community facilities district pursuant to the Mello-Roos Community Facilities Act (California Government Code Section 5334 and following) (the "Mello-Roos District") to encompass the Phase 1 Property which will levy a Mello-Roos Special Tax in accordance with this Section 9.05.

          (b) Prior to conveyance of the Phase 2 Property, Agency will take such steps as are necessary to annex the Phase 2 Property to the Mello-Roos District..

          (c) The Mello-Roos Special Tax will not be levied upon the Quarter Ownership Units which are being held in inventory pending initial sale to third party purchasers; provided, however, the Mello-Roos Special Tax shall be levied upon any unsold Quarter Ownership Units which remain unsold four (4) years after the date construction commences on each Phase.

          (d) The amount and components of the Mello-Roos Special Tax shall be as set forth in the Mello-Roos Rate and Method attached hereto as Exhibit K; provided, however, the Developers shall not be obligated to accept title to the Phase 1 Property subject to the Mello-Roos Special Tax if the total amount of the assessment exceeds Five Million Dollars ($5,000,000) in Mello-Roos Bond Proceeds plus the option for the Agency to levy an additional Mello-Roos Special Tax in an amount not to exceed Two Million Dollars ($2,000,000) in Mello-Roos Bond Proceeds if either of the following occur: (i) Phase 2 is not constructed, or (ii) at the time the Agency issues long-term bonds to pay off the BANS, the debt coverage ratio on the bonds is less than 1.25. The Agency shall use its best efforts to obtain the consent of Tahoe Crescent Partners in the Mello-Roos District. If the TCP Parcel is included in the Mello-Roos District, its allocation shall be included in the portion of the Mello-Roos Special Tax allocated to the retail portions of the Project. Prior to the annexation of the Phase 2 Development Site to the Mello-Roos District, the full amount of the Mello-Roos Special Tax shall attach to the Phase 2 Development Site.

          (e)The Mello-Roos Special Tax shall be allocated among the project components as follows prior to the commencement of construction of Phase 2:

                    Grand Summit Hotel and Annex
                      (excluding  retail space)   60%
                    Gondola                       20%
                    Retail portion                20%

         The Mello-Roos Special Tax shall be allocated among the project components as follows after commencement of construction of Phase 2 and annexation of Phase 2 to the Mello-Roos District:

                     Grand Summit Hotel and Annex
                     (exclusive of Retail Space)                          30%
                     Lake Tahoe Inn Site                                  30%
                     Gondola                                              20%
                     Retail portion                                       20%

          (f) The Mello-Roos Bonds shall be issued in the time set forth in the Schedule of Performance provided the following conditions are met:

          (1) There exists no Developer's Default under the Agreement and there is no default under any other agreement to which the Developers are a party related to the Project.

          (2) The Developers have provided to the Agency financial disclosure information necessary for the sale of the Mello-Roos Bonds and such disclosure satisfies the Agency's underwriters.

          (3) There is pending litigation, suit, action or proceeding before any court or administrative agency affecting the Developers or the Project, that would, if adversely determined, adversely affect the Developers or the Project or the Developers ability to perform their obligations under this Agreement or to develop and operate the Project.

          (4) The Grand Summit Hotel, the Grand Summit Annex, the Gondola and the retail space in the Grand Summit are under construction.

          (5) No Bankruptcy/Dissolution Event shall have occurred with respect to any of the Developers.

          (6) The conditions set forth in the Financial Plan are satisfied.

          (g) The Developers and Heavenly Resort Properties in particular shall have no liability for the failure of Quarter Owners to pay the Mello-Roos Special Tax; provided, however, that this provision does not alter the liability of individual Quarter Owners and of the Association for any failure to pay the Mello-Roos Special Tax; and provided further, the Developers agree to collect the first year's Mello-Roos Special Tax from the Quarter Owners at the time the Developers close escrow on each Quarter Ownership interest and to direct any escrow holders to pay such amounts to the Agency immediately upon close of each escrow;

          (h) The Mello-Roos Proceeds shall be used exclusively for the Public Improvements (including property acquisition), payment of the Developer's obligations to fund Public Art and the Developer's contribution to public circulation areas owned by the City.

          9.06 Hazardous Materials.

          (a) Certain Covenants and Agreements. The Agency and the City hereby covenant and agree that:

          (1) They shall not knowingly permit the Parking Garage or any portion thereof to be a site for the use, generation, treatment, manufacture, storage, disposal or transportation of Hazardous Materials or otherwise knowingly permit the presence of Hazardous Materials in, on or under the Parking Garage;

          (2) They shall keep and maintain the Parking Garage and each portion thereof in compliance with, and shall not cause or permit the Parking Garage or any portion thereof to be in violation of, any Hazardous Materials Laws;

          (3) Upon receiving actual knowledge of the same they shall immediately advise the Developers in writing of: (A) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against the Agency or the City related to the Parking Garage pursuant to any applicable Hazardous Materials Laws; (B) any and all claims made or threatened by any third party against the Agency or the City related to the Parking Garage relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials (the matters set forth in the foregoing clause (A) and this clause (B) are hereinafter referred to as "Hazardous Materials Claims"); (C) the presence of any Hazardous Materials in, on or under the Parking Garage; or (D) their discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Parking Garage classified as "borderzone property" under the provisions of California Health and Safety Code, Sections 25220 et seq., or any regulation adopted in accordance therewith, or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use of the Parking Garage under any Hazardous Materials Laws. The Developers shall have the right to join and participate in, as a party if they so elect, any legal proceedings or actions initiated in connection with any Hazardous Materials Claims and to have their reasonable attorney's fees in connection therewith paid by the Agency and/or the City.

          (4) Without the Developers' prior written consent, which shall not be unreasonably withheld, the Agency and the City shall not take any remedial action in response to the presence of any Hazardous Materials on, under, or about the Parking Garage (other than in emergency situations or as required by governmental agencies having jurisdiction), nor enter into any settlement agreement, consent decree, or other compromise in respect to any Hazardous Materials Claims.

          (b) Indemnity. Without limiting the general indemnification set forth in Section 10.04 below, the Agency and the City hereby agree to indemnify, protect, hold harmless and defend (by counsel reasonably satisfactory to the Developers) the Developers, their boardmembers, officers, agents and employees from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgements, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including, but not limited to, attorney's fees and expenses), arising directly or indirectly, in whole or in part, out of: (1) the failure of the Agency or any other person or entity to comply with any Hazardous Materials Law relating in any way whatsoever to the handling, treatment, presence, removal, storage, decontamination, cleanup, transportation or disposal of Hazardous Materials into, on, under or from the Parking Garage; (2) the presence in, on or under the Parking Garage of any Hazardous Materials or any releases or discharges of any Hazardous Materials into, on, under or from the Parking Garage; or (3) any activity carried on or undertaken on or off the Parking Garage and whether by the Agency or the City or any successor in title or any employees, agents, contractors or subcontractors of the Agency or the City or any successor in title, or any third persons at any time occupying or present on the Parking Garage, in connection with the handling, treatment, removal, storage, decontamination, cleanup, transport or disposal of any Hazardous Materials at any time located or present on or under the Parking Garage. The foregoing indemnity shall further apply to any contamination of any property or natural resources arising in connection with the generation, use, handling, treatment, storage, transport or disposal of any such Hazardous Materials by the Agency or the City or their officers, directors, employees or agents, and irrespective of whether any of such activities were or will be undertaken in accordance with Hazardous Materials Laws. The provisions of this subsection shall survive expiration of the Term or other termination of this Agreement, and shall remain in full force and effect.







                          ARTICLE 10. OBLIGATIONS WHICH
                           CONTINUE THROUGH AND BEYOND
                         THE COMPLETION OF CONSTRUCTION

          10.01 Maintenance. The Developers hereby agree that, prior to completion of any phase of the Project, the portions of the Development Site undergoing construction shall be maintained in a neat and orderly condition to the extent practicable and in accordance with industry health and safety standards, and that, once the Project or any Phase thereof is completed the Project shall be well maintained as to both external and internal appearance of the buildings, the common areas, and the parking areas. The Developers shall maintain or cause to be maintained the Project in good repair and working order, and in a neat, clean and orderly condition, including the walkways, driveways, parking areas and landscaping, and from time to time make all necessary and proper repairs, renewals, and replacements. In the event that there arises at any time prior to the expiration of the term of the Redevelopment Plan a condition in contravention of the above maintenance standard, then the Agency shall notify the Developers in writing of such condition, giving the Developers thirty (30) days from receipt of such notice to commence and thereafter diligently to proceed to cure said condition. In the event the Developers fail to cure or commence to cure the condition within the time allowed, the Agency shall have the right to perform all acts necessary to cure such a condition. or to take other recourse at law or equity the Agency may then have and to receive from the Developers, the Agency's cost in taking such action. The parties hereto further mutually understand and agree that the rights conferred upon the Agency expressly include the right to enforce or establish a lien or other encumbrance against any of the parcels comprising the Development Site not complying with this Agreement, including without limitation parcels subdivided after the date of this Agreement but such lien shall be subject to previously recorded liens and encumbrances. The foregoing provisions shall be a covenant running with the land until expiration of the term of this Agreement, enforceable by the Agency, its successors and assigns.

          The Agency and/or the City hereby agree that, prior to completion of the Parking Garage, the portions of the Development Site undergoing construction shall be maintained in a neat and orderly condition to the extent practicable and in accordance with industry health and safety standards, and that, once the Parking Garage is completed the Parking Garage shall be well maintained as to both external and internal appearance of the buildings and the common areas. In the event the Agency and the City grant to Heavenly Resort Properties and Heavenly Valley a right of entry to the Parking Garage Site in order to use the Parking Garage site for a construction staging area, Heavenly Resort Properties and Heavenly Valley shall assume the Agency's and City's maintenance obligations with regards to the Parking Garage during the term of any such right of entry. The Agency and the City shall maintain or cause to be maintained the Parking Garage in good repair and working order, and in a neat, clean and orderly condition, including the walkways, driveways, parking areas and landscaping, and from time to time make all necessary and proper repairs, renewals, and replacements. In the event that there arises at any time prior to the expiration of the term of the Redevelopment Plan a condition in contravention of the above maintenance standard, then the Developers shall notify the Agency and the City in writing of such condition, giving the Agency and the City thirty (30) days from receipt of such notice to commence and thereafter diligently to proceed to cure said condition. In the event the Agency and/or the City fail to cure or commence to cure the condition within the time allowed, the Developers shall have the right to perform all acts necessary to cure such a condition, or to take other recourse at law or equity the Developers may then have and to receive from the Agency and the City, the Developers' cost in taking such action. The parties hereto further mutually understand and agree that the rights conferred upon the Developers expressly include the right to attach the revenues from the Parking Garage provided such right shall be subordinate to the lien on the revenues for the Parking Revenue Bonds.

          10.02 Childcare Obligations. The Developers recognize the importance of childcare to South Lake Tahoe. In order to assure adequate childcare for employees of the Developers, Heavenly Valley agrees that it will make its childcare facility currently operated at Heavenly Ski Resort available, on a space available basis, to employees of the Developers at the applicable rate.

          10.03 Mechanics' Liens. The Developers shall indemnify the Agency and the City and hold the Agency and City harmless against and defend the Agency and the City in any proceeding related to any mechanic's lien, stop notice or other claim brought by a subcontractor, laborer or material supplier who alleges having supplied labor or materials in the course of the construction of the portions of the Project construction of which the Developer is responsible. This indemnity obligation shall survive the issuance of a Certificate of Completion by the Agency and the termination of this Agreement.

          10.04 Developers to Indemnify Agency. The Developers shall indemnify, defend, and hold the Agency and the City, their directors, officers, employees, agents, and their successors and assigns harmless against all claims for bodily injury, death or property damage which arise out of or in connection with entry onto, ownership of, occupancy in, or construction on the Development Site by the Developers or their contractors, subcontractors, agents, employees or tenants. This indemnity obligation shall not extend to any claim arising solely from the Agency's or the City's gross negligence or the Agency's or City's failure to perform its obligations under this Agreement, and shall survive both the issuance of a Certificate of Completion by the Agency and termination of this Agreement. In addition to the above indemnity, Heavenly Resort Properties shall indemnify the Agency, the City and their directors, officers, employees, agents and successors and assigns against any claims that may arise as a result of Heavenly Resort Properties preselling quarter-share interests in the Grand Summit Hotel, including, but not limited to, any claims of inverse condemnation or claims from prospective purchasers.

          10.05 Agency To Indemnify Developers. The Agency shall indemnify, defend and hold the Developers and each of them and their directors, officers, employees, agents, and their successors and assigns harmless against all claims for bodily injury, death or property damage which arise out of or in connection with entry onto, ownership Of occupancy in, or construction on the Development Site by the Agency or its contractors, subcontractors, agents, employees or tenants. This indemnity obligation shall not extend to any claim arising solely from a Developer's gross negligence or a Developer's failure to perform its obligations under this Agreement, and shall survive both the issuance of a Certificate of Completion by the Agency and termination of this Agreement.

          10.06 Non-Discrimination. The Developers covenant by and for themselves and their successors and assigns that there shall be no discrimination against or segregation of a person or of a group of persons on account of race, color, religion, creed, sex, sexual orientation, marital status, ancestry or national origin in the sale, lease, sublease, transfer, use, occupancy, tenure or enjoyment of the Development Site by the Developers, nor shall the Developers or any person claiming under or through the Developers establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, subtenants, subleases or vendees of the Development Site.

          10.07 Mandatory Language in All Subsequent Deeds Leases and Contracts. All deeds, leases or contracts entered into by the Developers on or after the date of execution of this Agreement as to any portion of the Development Site shall contain the following language:


          (a) In Deeds:

         "Grantee herein covenants by and for itself its successors and assigns that there shall be no discrimination against or segregation of a person or of a group of persons on account of race, color, religion, creed, sex, sexual orientation, marital status, ancestry or national origin in the sale, lease, sublease, transfer, use, occupancy, tenure or enjoyment of the property herein conveyed nor shall the grantee or any person claiming under or through the grantee establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, subtenants, subleases or vendees in the property herein conveyed. The foregoing covenant shall run with the land."

          (b) In Leases:

         "The lessee herein covenants by and for the lessee and lessee's heirs, personal representatives and assigns and all persons claiming under the lessee or through the lessee that his lease is made subject to the condition that there shall be no discrimination against or segregation of any person or of a group of persons on account of race, color, religion, creed, sex, sexual orientation, marital status, ancestry or national origin in the leasing, subleasing, transferring, use, occupancy, tenure or enjoyment of the land herein leased nor shall the lessee or any person claiming under or through the lessee establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, subleases, subtenants, or vendees in the land herein leased."

         (c) In Contracts:

         "There shall be no discrimination against or segregation of any person or group of persons on account of race, color, religion, creed, sex, sexual orientation, marital status, ancestry or national origin in the sale, lease, sublease, transfer, use, occupancy, tenure or enjoyment of the property nor shall the transferee or any person claiming under or through the transferee establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, subtenants, subleases, or vendees of the land."

          10.08 Employment Opportunity. During the operation of the Project, there shall be no discrimination by the Developers on the basis of race, color, creed, religion, sex, sexual orientation, marital status, national origin, ancestry, or handicap in the hiring, firing, promoting, or demoting of any person engaged in the operation of the Development. To the extent practicable, preference for employment shall be given to persons residing in the Project Area.

          10.09 Owner Participation. Pursuant to the Agency's rules governing re-entry preferences for businesses displaced within the Project Area (the "Participation Rules"), the Developers shall give reasonable preferences (over other potential tenants or lessees) in the leasing and renting of the Project to business occupants who were displaced from their place of businesses as a result of the Project.

          10.10 Lift Ticket Sales Within City. The Agency acknowledges that Heavenly Ski Resort's historic lift ticket sales occur beyond the City limits. Lift ticket sales have not been subject to tax within the jurisdictions where the sale of Heavenly lift tickets occurs. In consideration of offering lift ticket sales within the City limits, the Agency and the City covenant and agree that the sale of lift tickets within the Redevelopment Project Area shall not be subject to any City imposed tax or assessment for so long as the Agency has long-term debt related to the Project outstanding without the consent of Heavenly Valley, which may be withheld for any reason whatsoever. Upon repayment of any long term debt associated with the Development, the Agency and the City may, subject to compliance with normal procedures for imposing taxes, impose a lift ticket tax without Heavenly Valley's consent.

          10.11 Marketing of Quarter Share Intervals. Heavenly Resort Properties, shall use its best efforts in the marketing and sale of the Quarter Ownership Units and the rental of the Units to achieve the revenues set forth in the Financial Plan. Developers agree that any marketing outside the redevelopment project area shall comply with all applicable regulations, rules and ordinances. This Section shall not in any way limit the right of Heavenly Resort Properties to exercise its Reasonable Discretion in connection with marketing and sales decisions.

          10.12 Compliance with Permits. The Developers shall operate the Project in compliance with any and all permits issued for the Project, at all times.

          10.13 EIR/EIS Reimbursement by Agency. The Agency shall reimburse the Developers for the Developers' actual expenses related to the preparation of the EIR/EIS up to an amount of $297,000 as and when Excess Revenues exist; provided, however, in any single year the Developers shall not receive more than $100,000 in Excess Revenues.

          10.14 Parking Garage Operations. The Agency or the City shall operate the Parking Garage in accordance with the Parking Management Agreement.

          10.15 Continuing Disclosure. The Developers shall provide the Agency with information necessary for the Agency to comply with the continuing disclosure requirements of the BANS and to refinance all BANS with long-term debt.

          10.16 Ice Rink Operations. Upon completion of construction of Phase 1, TSI shall be responsible for the operation of the ice rink located on Lot 6. The ice rink shall operate as an ice rink during the winter season and as a public plaza and performing arts space during the summer season. TSI cannot change the use of the Ice Rink without the Agency's consent.

         10.17 Retail Operations. Upon completion of construction of Phase 1, the Developers shall not change the mix of retail tenants or the type of retail uses in the Project without the Agency's consent. Approval of changes to the mix or type of retail uses shall be in the Agency's Reasonable Discretion.

          10.18 Agency Use of BANS Proceeds, Parking Garage Revenue Bond Proceeds and Mello-Roos Bond Proceeds. So long as no Developer Event of Default has occurred, the Agency shall only use the BANS Proceeds, Parking Garage Revenue Bond Proceeds and Mello-Roos Bond Proceeds for the uses set forth in this Agreement and such other uses as the Developers may approve.

                      ARTICLE 11. ASSIGNMENTS AND TRANSFERS

          11.01 Definitions. As used in this Article 11, the term "Transfer" means:

          (a) Any total or partial sale, assignment or conveyance, or any trust or power, or any transfer in any other mode or form, of or with respect to this Agreement or of the Project or any part thereof or any interest therein or any contract or agreement to do any of the same excluding any sale of the Quarter Ownership Units; or

          (b) Any sale, assignment or conveyance, or any trust or power, or any transfer in any other mode or form, of or with respect to a controlling interest in Developers or any contract or agreement to do any of the same; or

          (c) Any merger, consolidation, sale or lease of all or substantially all of the assets of a Developer; or

          (d) The leasing of part or all of the Development Site or the improvements thereon other than the leasing of retail space at the Development Site in accordance with the approved Leasing Plan.

          11.02 Purpose of Restrictions on Transfer. This Agreement is entered into solely for the purpose of development and operation of the Project and its subsequent use in accordance with the terms hereof. The Developers recognize that the qualifications and identity of Developers are of particular concern to the Agency, in view of:

          (a) The importance of the redevelopment of the Development Site to the general welfare of the community; and

          (b) The land acquisition assistance and other public aids that have been made available by law and by the government for the purpose of making such redevelopment possible; and

          (c) The reliance by the Agency upon the unique qualifications and ability of the Developers to serve as the catalyst for development of the Development Site and upon the continuing interest which the Developers will have in the Development Site to assure the quality of the use, operation and maintenance deemed critical by the Agency in the development of the Development Site; and

          (d) The fact that a change in ownership or control of the owner of the Development Site, or of a substantial part thereof, or any other act or transaction involving or resulting in a significant change in ownership or with respect to the identity of the parties in control of the Developers or the degree thereof is for practical purposes a transfer or disposition of the Development Site; and

          (e) The fact that the Development Site is not to be acquired or used for speculation, but only for development and operation by the Developers in accordance with the Agreement; and

          (f) The importance to the Agency and the community of the standards of use, operation and maintenance of the Development Site.

         The Developers further recognize that it is because of such qualifications and identity that the Agency is entering into this Agreement with the Developers and that Transfers are permitted only as provided in this Agreement.

          11.03 Prohibited Transfers. The limitations on Transfers set forth in this Section shall apply until a Certificate of Completion is issued for each Phase of the Project. Except as expressly permitted in this Agreement, the Developers represent and agree that the Developers have not made or created, and will not make or create or suffer to be made or created, any Transfer either voluntarily or by operation of law without the prior written approval of the Agency which approval shall not be unreasonably withheld.

         Any Transfer made in contravention of this Section 11.03 shall be void and shall be deemed to be a default under this Agreement whether or not the Developers knew of or participated in such Transfer.

          11.04 Permitted Transfers. Notwithstanding the provisions of Section 11.03, the following Transfers shall be permitted and are hereby approved by the Agency, subject to satisfaction of the requirements of Section 11.05:

          (a) Any Transfer creating a Security Financing Interest.

          (b) Any Transfer directly resulting from the foreclosure of a Security Financing Interest or the granting of a deed in lieu of foreclosure of a Security Financing Interest or as otherwise permitted under Article 13; or

          (c) Any Transfer solely and directly resulting from the death or incapacity of an individual.

          (d) The Transfer of 65,500 square feet of commercial space in the Grand Summit Resort Hotel to TSI.

          (e) Any transfer by ASCRP, Heavenly Resort Properties, Heavenly Valley or TSI, to another wholly-owned subsidiary of the transferring Developer made for the purpose of facilitating financing, licensing, or other requirements that will not have an adverse impact on the Redevelopment Plan or this Agreement.

          (f) Any transfer of the Lake Tahoe Inn Site, provided the Agency has approved the Transferee, the Transferee has demonstrated the financial capacity to complete the development of the Lake Tahoe Inn Site in accordance with this Agreement, the Transferee has demonstrated experience operating a resort complex such as that proposed for the Lake Tahoe Inn Site, and the Transferee has assumed all of the Developer's obligations with respect to the development of the Lake Tahoe Inn Site.

          11.05 Effectuation of Certain Permitted Transfers. No Transfer of this Agreement permitted pursuant to Section 11.04 (other than a Transfer pursuant to a Security Financing Interest under Section 11.04(a) or (b)) or Section 11.06 shall be effective unless, at the time of the Transfer, the person or entity to which such Transfer is made, by an instrument in writing reasonably satisfactory to the Agency and in form recordable among the land records, shall expressly assume the obligations of the transferring Developer under this Agreement and agree to be subject to the conditions and restrictions to which the Developers are subject under this Agreement, to the fullest extent that such obligations are applicable to the particular portion of or interest in the Development conveyed in such Transfer. Anything to the contrary notwithstanding, the holder of a Security Financing Interest whose interest shall have been acquired by, through or under a Security Financing Interest or shall have been derived immediately from any holder thereof shall not be required to give to Agency such written assumption until such holder or other person is in possession of the Property or entitled to possession thereof pursuant to enforcement of the Security Financing Interest.

          In the absence of specific written agreement by the Agency, no such Transfer pursuant to Section 11.04, assignment or approval by the Agency other than transfers pursuant to Sections 11.04(d), (e) or (f), shall be deemed to relieve the Developers or any other party from any obligations under this Agreement.

          11.06 Other Transfers with Agency Consent. The Agency may, in its sole discretion, approve in writing other Transfers as requested by the Developers. In connection with such request, there shall be submitted to the Agency for review all instruments and other legal documents proposed to effect any such Transfer. If a requested Transfer is approved by the Agency such approval shall be indicated to the Developers in writing. Such approval shall be granted or denied by the Agency within thirty (30) days of receipt by the Agency of Developers' request for approval of a Transfer.


                              ARTICLE 12. REMEDIES

          12.01 Application of Remedies. This Article 12 shall govern the Parties' remedies for breach or failure under this Agreement.

          12.02 Consensual Termination. Any of the following events constitutes a basis for a party to terminate this Agreement without fault of the other:

          (a) The Developers, despite good faith and diligent efforts, fail to submit satisfactory evidence of the availability of finances to the Agency within the time set forth in Section 2.01(f).

          (b) The Agency, despite good faith and diligent efforts, is unable to cause the issuance of the BANS.

          (c) The Agency, the City or the County fails to adopt resolutions of necessity authorizing the filing of an eminent domain action to acquire any of the Development Site that the Agency is unable to acquire voluntarily.

          12.03 Effect of Consensual Termination. After a termination pursuant to Section 12.02, the Developers shall be solely responsible for any costs incurred by the Developers in performing the terms and conditions of this Agreement, and neither party shall have any rights against or liability to the other except for those provisions of this Agreement that recite that they survive termination of this Agreement.

         12.04 Agency and City Performance.

          (a) Except as to events  constituting  a basis for  termination  under
Section 12.02, the breach by the Agency or the City of any material provision of this Agreement if uncured after expiration of applicable cure periods, shall constitute an "Agency Event of Default."

          (b) Upon the breach of any material provision of this Agreement by the Agency or the City, the Developers or any one of them shall first notify the Agency or the City in writing of its purported breach or failure, and the Agency or the City shall have thirty (30) days from receipt of such notice to cure such breach or failure except if by the nature of such default more than thirty (30) days is needed to cure such breach or failure, in which event, the Agency or the City shall not be in default if such cure is commenced within thirty (30) days and diligently prosecuted to completion in all events within one hundred eighty
(180) days thereafter. If the Agency or the City does not cure within such period, then the event shall constitute an "Agency Event of Default" and the Developers shall be entitled to any rights afforded them in law or in equity. Prior to the Developers declaring a Agency Event of Default, the Developers shall provide the Agency or the City with a notice of their intention to declare an Agency Event of Default and shall schedule a meet and confer meeting no earlier than seven (7) or later than ten (10) days from the date of receipt of said notice. The Parties shall meet and confer in good faith for a period of ten
(10) days in a process that may include other persons or agencies, for the purpose of attempting to resolve any dispute before the declaration of an Event of Default. If the Parties are unable to resolve the dispute, the Developers shall be entitled to declare an Agency Event of Default and shall be entitled to exercise any rights afforded it in law and equity.

         12.05 Developer Performance.

          (a) Except as to events  constituting  a basis for  termination  under
Section 12.02, each of the following events, if uncured after expiration of the applicable cure period, shall constitute a "Developer's Default":

          (1) The Developers or any one of the Developers do not attempt diligently and in good faith to cause satisfaction of all conditions in Article 6.

          (2) Heavenly Resort Properties fails to deliver performance and payment bonds on or before April 28, 2000.

          (3) The Developers or any one of the Developers fails to acquire either the Phase 1 Development Site or the Phase 2 Development Site from the Agency despite the Agency's fulfillment of all conditions precedent to the transfer of the Development Site.

          (4) ASCRP fails to give the Agency a notice of intent to construct Phase 2 on or before September 1, 2001.

          (5) ASCRP fails to give the Agency a Notice of intent to construct Phase 2 on or before September 1, 2002

          (6) The Developers or any one of them fails to construct the Project in the manner and by the deadline set forth in Article 8.

          (7)The Developers or any one of them fails to construct the Project in the manner and by the deadline set forth in Article 8.

          (8) The Developers or any one of them completes a Transfer except as permitted under Article 11.

          (9) The Developers or any one of them breaches any other material provision of this Agreement.

          (10)A   Bankruptcy/Dissolution   Event  occurs  with  respect  to  any
Developer.

          (b) Upon the happening of any event described in Section 12.05(a); except for 12.05(a)(2) and 12.05(a)(4), the Agency shall first notify each of the Developers in writing of the purported breach or failure, and the defaulting Developer shall have thirty (30) days from receipt of such notice to cure such breach or failure except if by the nature of such default more than thirty (30) days is needed to cure such breach or failure, in which event, the defaulting Developer shall not be in default if such cure is commenced within thirty (30) days and diligently prosecuted to completion within one hundred eighty (180) days of receipt of notice. If the defaulting Developer does not cure within such period, a nondefaulting Developer may cure such breach or failure within sixty
(60) days of receipt of the notice of default. If the defaulting Developer or a non-defaulting Developer does not cure within such period, then the event shall constitute a "Developer Event of Default." If the defaulting Developer or a non-defaulting Developer does not cure within the period set forth above the Agency shall be entitled to exercise any rights and remedies permitted by law, including, but not limited to terminating this Agreement and including those rights set forth in Section 12.06 below. Prior to the Agency declaring a Developer Event of Default, the Agency shall provide the Developers with a notice of its intention to declare a Developer Event of Default and shall schedule a meet and confer meeting no earlier than seven (7) or later than ten
(10) days from the date of receipt of said notice. The Parties shall meet and confer in good faith for a period of ten (10) days in a process that may include other persons or agencies, for the purpose of attempting to resolve any dispute before the declaration of an Event of Default. If the Parties are unable to resolve the dispute, the Agency shall be entitled to declare a Developer Event of Default and shall be entitled to exercise any rights afforded it in law and equity. Upon the happening of the event described in Section 12.05(a)(2) the Agency shall be entitled to immediately draw on the letter of credit pursuant to
Section 2.01(b). Upon the happening of the event described in Section 12.05(a)(4), if ASCRP posts a letter of credit in the amount of $1,663,000 as set forth in Section 3.01(e), the Agency shall not be entitled to declare an Event of Default and this Agreement shall continue in full force and effect.

         If the Agency terminates this Agreement pursuant to this Section 12.05 in addition to any other remedies the Agency may have, the Agency shall be entitled to all plans, permits and approvals obtained or prepared by the breaching Developer in connection with the Project and all applications for permits and approvals not yet obtained but needed in connection with the Project to the extent then prepared. In addition, if applicable, the breaching Developers shall assign to the Agency any pre-sale subscription agreements the breaching Developers have entered into for the sale of the Quarter Ownership Units. Agency shall be entitled, pursuant to this Section 12.05 to assign such permits, plans and approvals and the presale subscription agreements to a new developer. Any such reuse will be at sole risk of such new developer and without liability or legal exposure to the Developers or the Developers' architect, and any use by such new developer or any sale of such materials to any such third party shall be conditioned upon such new developer's and such third party's agreement to indemnify and hold harmless the Developers and the Developers' architect against any loss, cost, damage or expense incurred by such third party in connection with its use of such materials.

         12.06 Right of Reverter.

          (a) In the event that, following Close of Escrow on Phase 1 or Phase 2, this Agreement is terminated pursuant to Section 12.05 and such termination occurs prior to issuance of a Certificate of Completion for any Phase of the Project the Agency shall have the right subject to the provisions of Article 13 below, to re-enter and take possession of those portions of the Development Site for which a Certificate of Completion has not been issued and all improvements thereon and to revest in the Agency the estate of the Developers in the Development Site or such portion thereof, provided, however, if the Agency terminates this Agreement with respect to only some of the Developers and this Agreement remains in effect with respect to other Developers, the Agency can only exercise the right of reverter granted hereto with respect to property conveyed to the Developers subject to termination of this Agreement.

          (b)Upon revesting in the Agency of title to the Development Site, or portion thereof, the Agency shall promptly use its best efforts to resell it consistent with its obligations under state law; provided, however, in order to encourage Heavenly Valley to build the Gondola, the Agency shall not sell or attempt to develop the Gondola Site for a period of four years after a Developer Event of Default has occurred with respect to Heavenly Valley, during which time Heavenly Valley may continue its efforts to develop the Gondola. Upon any sale or contract for development the proceeds shall be applied as follows:

          (1) First, to reimburse the holder of any Security Financing Interest of such portion or portions of the Development Site, in the manner set forth in
Section 13.04(a) through (e) hereof.

          (2) Second, to the Agency for any costs it reasonably incurs in acquiring, managing or selling the Development Site or portion thereof (after exercising its right of reverter), including but not limited to amounts to discharge or prevent liens or encumbrances arising from any acts or omissions of the Developers;

          (3) Third, in the event that the portion of the Development Site was controlled by a defaulting Developer, to reimburse the Agency for damages to which it is entitled under this Agreement by reason of the Developer Event of Default;

          (4) Fourth, to the affected Developer up to the sum of the amount of the purchase price paid to the Agency by the Developer pursuant to Section 7.02 for the portion of the Development Site which has reverted to the Agency as well as the amount of the purchase price paid by the Developer for the Lake Tahoe Inn leasehold if the title to the Lake Tahoe Inn Site revests in the Agency and the reasonable cost of the improvements the Developer has placed on such portion of the Development Site and such other reasonable costs Developer has incurred directly in connection with acquisition and development of the Development Site and any other portions of the Development Site reclaimed hereunder; and

          (5) Fifth, the remaining balance to the Agency.

          (c) Upon request from the Developers, the Agency shall enter into Attornment and Nondisturbance Agreements with the Developers' tenants providing that in the event the Agency exercises its right of reverter, the tenants' leases will remain in full force and effect.

          12.07 Survival. Upon termination of this Agreement under this Article 12, the following provisions of this Agreement shall survive: the indemnification obligations in Sections 5.01(c), 5.02(c), 8.13, 10.04, and
10.05. This Section 12.07 exists for reference purposes only, and does not alter the scope or nature of the surviving provisions.

          12.08 Modification of Terms and Conditions and Extensions of Time. The Agency's Executive Director with the approval of the Agency Chair and the Agency Vice-Chair, may agree to modification of the development schedule set forth in the Schedule of Performance as long as such modifications do not alter the Financial Plan. The Agency may delegate the approval of waivers or modifications as appropriate. No waiver of any default or breach by the Developers or the Agency or the City, as applicable, hereunder shall be implied from any omission by the Agency, the City or the Developers, as applicable, to take action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the waiver, and such waiver shall be operative only for the time and to the extent therein stated. Waivers of any covenant, term, or condition contained herein shall not be construed as a waiver of any subsequent breach of the same covenant, term, or condition. The consent or approval by the Agency and the City to or of any act by the Developers requiring further consent or approval shall not be deemed to waive or render unnecessary the consent or approval to or of any subsequent similar act. The exercise of any right, power, or remedy shall in no event constitute a cure or a waiver of any default under this Agreement, nor shall it invalidate any act done pursuant to notice of default, or prejudice the Agency or the City in the exercise of any right, power, or remedy hereunder, unless in the exercise of any such right, power, or remedy all obligations of the Developers to Agency and the City are paid and discharged in full.

         12.09 Scope of Termination Rights. Notwithstanding anything to the contrary contained herein, (a) no Developer's Default with respect to any Phase 2 obligations shall trigger rights of the Agency under this Article 12 with respect to any Phase 1 Projects; and (b) with respect to any Developer's Default which occurs after the conveyance of any portion of the Development Site to the Developers and cure of the default requires possession of the portion of the Development Site owned by the defaulting Developer, any nondefaulting Developer shall not be obligated to cure the default, and any remedies exercised by the Agency shall only be enforced against the defaulting Developer and, in the case of either (a) or (b), this Agreement shall continue in full force and effect with respect to the nondefaulting Developers.


                         ARTICLE 13. SECURITY FINANCING
                              AND RIGHTS OF HOLDERS

          13.01 No Encumbrances Except for Development Purposes. Notwithstanding any other provision of this Agreement, mortgages and deeds of trust, or any other reasonable method of security, are permitted to be placed upon the Development Site prior to issuance of a Certificate of Completion but only for the purpose of securing loans pursuant to the evidence of financing approved by the Agency pursuant to Section 2.01(f) above. Mortgages, deeds of trust, or other reasonable security instruments securing loans approved by the Agency pursuant to Section 2.01(f) are each referred to as a "Security Financing Interest." The words "mortgage" and "deed of trust" as used in this Agreement include all other appropriate modes of financing real estate acquisition, construction, and land development, including any such other modes used pursuant to the approved evidence of financing pursuant to Section 2.01(f).

          13.02 Holder Not Obligated to Construct. The holder of any Security Financing Interest (a "Holder") authorized by this Agreement is not obligated to construct or complete any improvements or to guarantee such construction or completion; nor shall any covenant or any other provision in this Agreement or in conveyances from the Agency to the Developers evidencing the realty comprising the Development Site or any part thereof be construed so to obligate such Holder. Any Holder which succeeds to the interest of a Developer through sale, foreclosure or deed and assignment in lieu thereof occurring following issuance of a Certificate of Completion for the Project shall not be deemed to be the successor in interest to the Developer with respect to any obligation or liability of the Developer under this Agreement. However, nothing in this Agreement shall be deemed to permit or authorize any such Holder to devote the Development Site or any portion thereof to any uses, or to construct any improvements thereon, other than those uses or improvements provided for or authorized by this Agreement.

          13.03 Notice of Default and Right to Cure. Whenever the Agency pursuant to its rights set forth in Article 12 of this Agreement delivers any notice or demand to the Developers (or any of them), the Agency shall at the same time deliver to each Holder of record a copy of such notice or demand; provided, however, that the Agency shall have no liability to any Holder for any failure by the Agency to provide notice to such Holder (provided further that the Agency shall not be entitled to exercise its rights under Section 12.06 hereof until such notice has been delivered and the cure period set forth in the following sentence has expired). Each such Holder shall (insofar as the rights of the Agency are concerned) have the right, but not the obligation, at its option, within the same time period as is afforded Developers plus the greater of ninety (90) days or such longer period as reasonably may be necessary for the Holder to obtain the right of possession through foreclosure, deed-in-lieu or appointment of a receiver provided that within such ninety (90)-day period the Holder commences and thereafter proceeds in good faith to obtain the right of possession and to cure or remedy or commence to cure or remedy any such default or breach. Nothing contained in this Agreement shall be deemed to permit or authorize such Holder to undertake or continue the construction or completion of the Project (beyond the extent necessary to conserve or protect the Project or construction already made) without first having expressly assumed in writing the obligations of the Developer responsible for the Project to complete, in the manner provided in this Agreement, the Phase of the Project to which the lien or title of such Holder relates. Any such Holder properly completing such Phase of the Project pursuant to this paragraph shall be entitled, upon written request made to the Agency, to a Certificate of Completion from the Agency.

          In the event of the declaration by the Agency of a Developer's Default, the Agency shall schedule a meeting with any Holder not earlier than seven (7) or later than fifteen (15) days from the date of declaration of a Developer's Default. The Agency and the Holders of interests relating to any portion of the Development Site subject to the Developer's Default shall meet and confer in good faith to plan the disposition and continued construction of the Project subject to the Developer's Default.

          13.04 Failure of Holder to Complete Improvements. In any case where six months after exercising its option to construct a Project under this Agreement, the Holder of record, has not proceeded diligently with construction, the Agency shall be afforded the same rights against the holder as it would have against the Developers to the extent of the obligations of the Developers which accrue during the period the Holder has had possession of the Development Site. In the alternative, the Agency may purchase the mortgage or deed of trust by payment to the Holder of the amount of the unpaid mortgage or deed of trust debt, including principal and interest and all other sums due to such Holder and secured by the mortgage or deed of trust. If the ownership of the Development Site or any part thereof has vested in the Holder, the Agency, if it so desires, shall be entitled to a conveyance from the Holder to the Agency upon payment to the Holder of an amount equal to the sum of the following:

          (a) The unpaid mortgage or deed of trust debt at the time title became vested in the Holder (less all appropriate credits, including those resulting from collection and application of rentals and other income derived by the lender from operations conducted on the Property or other income received during foreclosure proceedings);

         (b) All expenses with respect to foreclosure;

          (c) The net expenses, if any (exclusive of general overhead), incurred by the Holder as a direct result of the subsequent management of the Property or part thereof;

         (d) The costs of any improvements made by such Holder; and

          (e) An amount equivalent to the interest that would have accrued on the aggregate of such amounts had all such amounts become part of the mortgage or deed of trust debt and such debt had continued in existence to the date of payment by the Agency.

          13.05 Right of Agency to Cure. In the event of a default or breach by the Developers of a Security Financing Interest prior to the completion of any Phase of the Project, and the Holder of such Security Financing Interest has not waived or exercised its option to complete the Development called for on the Development Site, the Agency may cure the default, prior to the completion of any foreclosure. In such event the Agency shall be entitled to reimbursement from whichever of the Developers is the party to the defaulted loan of all costs and expenses incurred by the Agency in curing the default.

          13.06 Right of Agency to Satisfy Other Liens. After the conveyance of title to the Development Site or any portion thereof and after the Developers have a reasonable time following notice from Agency to challenge, cure or satisfy any liens or encumbrances on the Development Site or any portion thereof which are not otherwise permitted under this Agreement, the Agency shall have the right to satisfy any such liens or encumbrances and receive immediate reimbursement of the cost incurred in satisfying such liens or encumbrances from the Developers; provided, however, that nothing in this Agreement shall require the Developers to pay or make provision for the payment of any tax, assessment, lien or charge so long as the Developers in good faith shall contest the validity or amount therein and so long as such delay in payment shall not subject the Development Site or any portion thereof to forfeiture or sale.

          13.07 Additional Mortgagee Protections. The Agency agrees to make amendments to this Agreement or enter into an intercreditor agreement as reasonably requested by any Holder to provide any reasonably required assurances to such Holder and the Agency's Executive Director, with the approval of the Agency Chair and the Agency Vice-Chair, is hereby authorized to enter into such amendments or intercreditor agreements without further action by the Agency provided such amendments do not adversely impact the Financial Plan.


                   ARTICLE 14. REPRESENTATIONS AND WARRANTIES

          14.01 Representations and Warranties of Developers. Each of the entities comprising the Developers represents and warrants to the Agency as of the Effective Date, as follows:

          (a) Organization. Each of the entities comprising the Developers is duly organized, validly existing and in good standing under the laws of the State of California, with full power and authority to conduct its business as presently conducted and to execute, deliver and perform its obligations under this Agreement. John and Camilla Jovicich are husband and wife and have full power and authority to transact their portion of the Project.

          (b) Authorization. The Developers have taken all necessary action to authorize their execution, delivery and, subject to any conditions set forth in this Agreement, performance of the Agreement. Upon the execution of this Agreement, this Agreement shall constitute a legal, valid and binding obligation of the Developers, enforceable against them in accordance with its terms.

          (c) No Conflict. The execution, delivery and performance of this Agreement and Related Agreements by the Developers does not and will not conflict with, or constitute a violation or breach of, or constitute a default under (i) the charter or incorporation documents of the Developers, (ii) any applicable law, rule or regulation binding upon or applicable to the Developers, or (iii) any material agreements to which the Developers are a party.

          (d) No Litigation. Unless otherwise disclosed in writing to the Agency prior to the Effective Date, there is no existing or, to the Developers' knowledge, pending or threatened litigation, suit, action or proceeding before any court or administrative agency affecting the Developers or the Project that would, if adversely determined, adversely affect the Developers or the Property or the Developers' ability to perform their obligations under this Agreement or to develop and operate the Project.

          14.02 Representations and Warranties of Agency. The Agency represents and warrants to the Developers, as of the Effective Date, as follows:

          (a) Organization. The Agency is a redevelopment agency, duly organized, validly existing and in good standing under the laws of the State of California, with full power and authority to conduct its business as presently conducted and to execute, deliver and perform its obligations under this Agreement and Other Agreements.

          (b) Authorization. The Agency has taken all necessary action to authorize its execution, delivery and, subject to any conditions set forth in this Agreement, performance of this Agreement. Upon the execution of this Agreement, this Agreement shall constitute a legal, valid and binding obligation of the Agency, enforceable against it in accordance with its terms.

          (c) No Conflict. The execution, delivery and performance of this Agreement by the Agency does not and will not conflict with, or constitute a violation or breach of, or constitute a default under (a) the charter documents of the Agency, (b) any applicable law, rule or regulation binding upon or applicable to the Agency, or (c) any material agreements to which the Agency is a party.

          (d) No Litigation. Unless otherwise disclosed in writing to the Developers prior to the Effective Date, there is no existing or, to the Agency's knowledge, pending or threatened litigation, suit, action or proceeding before any court or administrative agency affecting the Agency or the Property that would, if adversely determined, adversely affect the Agency's ability to perform its obligations under this Agreement.


                         ARTICLE 15. GENERAL PROVISIONS

          15.01 Notices Demands and Communications. Formal notices, demands, and communications between the Agency and the Developers shall be sufficiently given if, in writing and delivered personally, or dispatched by certified mail, return receipt requested, or by facsimile transmission or reputable overnight delivery service with a receipt showing date of delivery, to the principal offices of the Agency and the Developers as follows:

         The Developers:  American Skiing Company Resort Properties
                          P.O. Box 450
                          Bethel, Maine  04217
                          Attention: Chris Howard, Executive Vice President/CAO Fax Number: (207) 824-5158

                          Heavenly Resort Properties, LLC
                          P.O. Box 2180
                          Stateline, Nevada  89449
                          Attention:  Stanley W. Hansen, Senior Vice President,
                                     Real Estate



                          Gary Casteel
                          Trans-Sierra Investments
                          581 Green Acres Drive
                          Gardnerville, Nevada  89410

                          Heavenly Valley, LP
                          P.O. Box 2180
                          Stateline, Nevada  89449
                          Attention:  Dennis Harmon, Managing Director
                          Fax Number:  (702) 586-7056

                          John and Camilla Jovicich
                          4020 Lake Tahoe Boulevard
                          South Lake Tahoe, California  96150
                          Fax Number:  (530) 544-7637

         With an information
                        copy to:    Lewis S. Feldman, Esq.
                                    Feldman, Shaw & DeVore
                                    2311 Lake Tahoe Boulevard
                                    South Lake Tahoe, California  96150
                                    Fax Number:  (530) 541-5242

         Agency:                    South Tahoe Redevelopment Agency
                                    1052 Tata Lane
                                    South Lake Tahoe, California  96150
                                    Attention:  Executive Director
                                    Fax Number:  (530) 542-4054


         With an information
                        copy to:    Goldfarb & Lipman
                                    One Montgomery Street
                                    Telesis Tower, 23rd Floor
                                    San Francisco, California  94104
                                    Attention:  Karen M. Tiedemann
                                    Fax Number:  (415) 788-0999

         City:                      City of South Lake Tahoe
                                    1052 Tata Lane
                                    South Lake Tahoe, California  96150
                                    Attention:  City Manager
                                    Fax Number:  (530) 542-4054



         With an information
                        copy to:    Catherine De Camillo
                                    City Attorney
                                    City of South Lake Tahoe
                                    1052 Tata Lane
                                    South Lake Tahoe, California  96150
                                    Fax Number:  (530) 542-4054

         Such written notices, demands and communications may be sent in the same manner to such other addresses as the affected Party may from time to time designate as provided in this Section 15.01. Delivery shall be deemed to have occurred at the time indicated on the receipt for delivery or refusal of delivery.

          15.02 Non-Liability of Officials Employees and Agents. No member, official, employee or agent of the Agency or the City shall be personally liable to the Developers or any successor in interest, in the event of an Agency Event of Default.

          15.03 Time of the Essence. Time is of the essence in this Agreement.

          15.04 Inspection of Books and Records. The Agency has the right at all reasonable times to inspect and copy the books, records and all other documentation of the Developers pertaining to the Project until one year after issuance of the bonds refinancing the BANS.

          15.05 Title of Parts and Sections. Any titles of the sections or subsections of this Agreement are inserted for convenience of reference only and shall be disregarded in interpreting any of its provisions.

          15.06 Applicable Law. This Agreement shall be interpreted under the laws of the State of California.

          15.07 Severability. If any term of this Agreement is held in a final disposition by a court of competent jurisdiction to be invalid, then the remaining terms shall continue in full force unless the rights and obligations of the Parties have been materially altered by such holding of invalidity.

          15.08 Legal Actions. If any legal action is commenced to interpret or to enforce the terms of this Agreement or to collect damages as a result of any breach of this Agreement, then the Party prevailing in any such action shall be entitled to recover against the Party not prevailing all reasonable attorneys' fees and costs incurred in such action (and any appeal or subsequent action or proceeding to enforce any judgment entered pursuant to an action on this Agreement).

          15.09 Binding Upon Successors; Covenants to Run with Land. This Agreement shall be binding upon and inure to the benefit of the heirs, administrators, executors, successors in interest, and assigns of each of the Parties. However, there shall be no Transfer by the Developers except as permitted in Article 11. Any reference in this Agreement to a specifically named Party shall be deemed to apply to any successor, heir, administrator, executor, successor, or assign of such Party who has acquired an interest in compliance with the terms of this Agreement or under law.

          15.10 Parties Not Co-Venturers. Nothing in this Agreement is intended to or does establish the Parties as partners, co-venturers, or principal and agent with one another.

          15.11 Provisions Not Merged With Grant Deed. None of the provisions of this Agreement shall be merged by the Grant Deed or any other instrument transferring title to any portion of the Property, and neither the Grant Deed nor any other instrument transferring title to any portion of the Property shall affect this Agreement.

          15.12 Entire Understanding of the Parties. This Agreement (including the exhibits to this Agreement) constitutes the entire understanding and agreement of the Parties with respect to the conveyance of the Property and the development of the Development.

         15.13 Approvals.

          (a) Whenever this Agreement calls for Agency approval, consent, or waiver, the written approval, consent, or waiver of the Agency's Executive Director or his or her designee shall constitute the approval, consent, or waiver of the Agency, without further authorization required from the Agency Board. The Agency hereby authorizes the Agency's Executive Director or his or her designee to deliver such approvals or consents as are required by this Agreement; provided, however, any changes to the proposed financing for the Project must be approved by the Agency Board. Any such action shall be in writing.

          (b) All approvals under this Agreement shall be subject to a reasonableness standard, except where a sole discretion standard is specifically provided.

          15.14 Amendments. The Parties can amend this Agreement only by means of a writing signed by both Parties.

          15.15 Force Majeure. In addition to specific provisions of this Agreement, performance by either party shall not be deemed to be in default and an extension of time shall be granted to any affected time period or date provided in this Agreement where delays or defaults are due to war; insurrection; strikes; lock-outs; riots; floods; earthquakes; inclement weather; fires; quarantine restrictions; freight embargoes; lack of transportation; the commencement of litigation challenging the validity or legality of any action taken by Agency or City in connection with the Project or this Agreement; or court order; the failure of a governmental entity or agency other than the Agency and the City to take an action required in order to implement the Development within a reasonable time; or any other causes (other than lack of funds of the Developers or financing) beyond the control or without the fault of the party claiming an extension of time to perform. An extension of time for any cause will be deemed granted if the party claiming such extension sends notice to the other party within sixty (60) days of the event causing the need for an extension. Times of performance under this Agreement may also be extended by written agreement of the Agency and the Developers.

          15.16 Estoppel Certificates. Within ten (10) days following the request of either party (the "Requesting Party") the other party shall execute and deliver a statement concerning the status of the performance by the Requesting Party under this Agreement, of conditions of payments due and made and such other relevant matters as the Requesting Party may request. Such statement may be relied upon by the Requesting Party, its members, lenders, and prospective members, transferees and grantees.

          15.17 Multiple Originals Counterparts. This Agreement may be executed in multiple originals, each of which is deemed to be an original, and may be signed in counterparts.

         AS OF THE DATE FIRST WRITTEN ABOVE, the Parties evidence their agreement to the terms of this Agreement by signing below:

Approved As To Form:               AGENCY:

By: /s/ illegible                  SOUTH TAHOE REDEVELOPMENT AGENCY,
         Agency Counsel            a public body, corporate and politic

                                   By:  illegible
                                      ------------------------------------------

                                   Its:  /s/ Chairman
                                        ----------------------------------------
                                   Dated: 10/28/99
                                         --------------------------------------
Approved As To Form:               CITY:

By: /s/ Catherine L. DiCamillo     CITY OF SOUTH LAKE TAHOE,
         City Attorney             a municipal corporation

                                   By: /s/ Judy Brown
                                      ------------------------------------------

                                   Its: Mayor
                                       -----------------------------------------

                                   Dated: 10/28/99
                                         --------------------------------------

                                   DEVELOPER:

                                   AMERICAN SKIING COMPANY RESORT PROPERTIES, a Maine corporation


                                   By: /s/ Leslie B. Otten
                                      ------------------------------------------

                                   Its:  Chairman
                                        ---------------------------------------

                                   Dated: 10/29/99
                                         --------------------------------------

                                   HEAVENLY RESORT PROPERTIES, LLC,
                                   a Nevada limited liability company

                                   By: /s/ Stan Hansen
                                      ------------------------------------------

                                   Its: Manager
                                       -----------------------------------------

                                   Dated: 10/28/99
                                         --------------------------------------

                                   HEAVENLY VALLEY, Limited Partnership,
                                   a Nevada limited partnership

                                   By: /s/ Dennis Harmon
                                      ------------------------------------------

                                   Its: Managing Director
                                       -----------------------------------------

                                   Dated: 10/28/99
                                         --------------------------------------

                                   TRANS-SIERRA INVESTMENTS,
                                   a Nevada corporation

                                   By: /s/ Gary B. Casteel
                                      ------------------------------------------

                                   Its: President
                                       -----------------------------------------

                                   Dated: 10/28/99
                                         --------------------------------------


                                   CECIL'S MARKET, INC.,
                                   a California corporation

                                   By:
                                      ------------------------------------------
                                        John Jovicich

                                   Its:-----------------------------------------

                                   Dated: --------------------------------------

                                    Exhibit A

                                 Financial Plan

                                    Exhibit B

                     Gondola Right-of-Way Legal Description

                                    Exhibit C

                        Draft Tentative Subdivision Plan

                                    Exhibit D

                            Project Executive Summary

                                    Exhibit E

                              Scope of Development

                                    Exhibit F

                                    Site Plan

                                    Exhibit G

                             Schedule of Performance

                                    Exhibit H

                               Form of Grant Deed

                                    Exhibit I

                        Environmental Assessment Reports
                          and Natural Hazard Disclosure

                                    Exhibit J

                         Motel Room Retirement Schedule

                                    Exhibit K

                           Mello-Roos Rate and Method